SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(A) of the

Securities Exchange Act of 1934

(Amendment No.     )

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WESBANCO, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WESBANCO, INC.

One Bank Plaza

Wheeling, West Virginia 26003

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held

April 16, 2008

TO THE STOCKHOLDERS OF WESBANCO, INC.:

The Annual Meeting of the Stockholders of Wesbanco, Inc. will be held in the Glessner Auditorium at Wilson Lodge, Oglebay Resort and Conference Center, Wheeling, West Virginia, 26003, on Wednesday, April 16, 2008, at 12:00 Noon E.D.T.

The purposes of the meeting are as follows:

(1) To elect ten persons to the Board of Directors, seven to serve for a term of three years, one to serve an unexpired term of two years, and two to serve an unexpired term of one year.

(2) To consider and vote upon the shareholder proposal described in the attached Proxy Statement.

(3) To consider and act upon such other matters as may properly come before the meeting or any adjournment thereof.

The Board of Directors recommends a vote in favor of the nominees and against the shareholder proposal listed as Item (2) in the Notice. The holders of the common stock of Wesbanco as of the close of business on March 10, 2008 are entitled to vote at the meeting.

You are requested to sign and date the enclosed form of Proxy and return it in the enclosed postage-paid envelope at your earliest convenience. As indicated in the accompanying Proxy Statement, proxies may be revoked at any time prior to the voting thereof. Alternatively, if you hold shares of Wesbanco common stock directly in your name, you may vote over the Internet or by telephone by following the instructions set forth in the Proxy Card.

By order of the Board of Directors.

LARRY G. JOHNSON

Secretary

Wheeling, West Virginia

March 14, 2008

INDEX

PROXY STATEMENT

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PROXY STATEMENT

OF

WESBANCO, INC.

One Bank Plaza

Wheeling, West Virginia 26003

ANNUAL MEETING OF STOCKHOLDERS

APRIL 16, 2008

This statement is furnished to the stockholders of Wesbanco, Inc. (the “Corporation”) in connection with the solicitation of proxies to be used in voting at the annual meeting of the stockholders of the Corporation (the “Annual Meeting”), which will be held in the Glessner Auditorium at Wilson Lodge, Oglebay Resort and Conference Center, Wheeling, West Virginia, 26003, at 12:00 Noon E.D.T. on Wednesday, April 16, 2008. This statement is first being mailed to the stockholders on or about March 14, 2008.

The Corporation is the parent company and the holder of all of the outstanding shares of the capital stock of Wesbanco Bank, Inc. (the “Bank”), Wheeling, West Virginia, and Oak Hill Banks (“Oak Hill”), Jackson, Ohio. The Corporation also maintains two other operating subsidiaries, namely, Wesbanco Securities, Inc., St. Clairsville, Ohio, and Wesbanco Insurance Services, Inc., Shinnston, West Virginia.

Proxies

The proxies are solicited by the Board of Directors of the Corporation, and the cost thereof is being borne by the Corporation. Employees and Directors of the Corporation and its subsidiaries may follow up on this written solicitation by telephone or other methods of communication.

Proxies may be revoked by the stockholders who execute them at any time prior to the exercise thereof by written notice to the Corporation, or by appearing in person at the Annual Meeting. Unless so revoked, the shares represented by all proxies will be voted, by the persons named in the proxies, at the Annual Meeting and all adjournments thereof, in accordance with the specifications set forth therein, or, absent such specifications, in accordance with the discretion of the holders of such proxies.

Alternatively, if shares of the Corporation’s common stock are registered in a stockholder’s name, such stockholder may vote over the Internet or by telephone by following the instructions set forth on the Proxy Card.

Delivery of Proxy Materials to Households

Annually, the Corporation mails to each registered stockholder at a shared address, not previously notified, a separate notice of its intention to household proxy materials. Beneficial stockholders (those who hold common shares through a financial institution, broker or other record holder) are notified of the householding process by the record holder. Those registered and beneficial stockholders who are eligible and have not opted-out (as defined below) of the householding process will receive one copy of the Corporation’s Annual Report to Stockholders for the year 2007 and one copy of this Proxy Statement. A separate proxy card and a separate notice of the meeting of stockholders will continue to be included for each account at the shared address.

Registered stockholders who reside at a shared household and who would like to receive a separate Annual Report and/or a separate Proxy Statement (to “opt-out”), or have questions regarding the householding process, may contact the Corporation’s transfer agent and registrar by calling (888) 294-8217 or forwarding a written request addressed to Computershare Investor Services LLC, P.O. Box 2388, Chicago, IL 60690. Promptly upon request, a separate Annual Report and/or separate Proxy Statement will be sent. By contacting the transfer agent, registered stockholders sharing an address can also request delivery of a single copy of annual reports or proxy statements if they are receiving multiple copies. Beneficial stockholders should contact their brokers, financial institutions, or other record holder for specific information on the householding process as it applies to those accounts.

Stock Outstanding and Voting Rights

The authorized capital stock of the Corporation consists of 50,000,000 shares of common stock with a par value of $2.0833 per share, and 1,000,000 shares of preferred stock without par value. Of the 50,000,000 shares of authorized common stock, as of March 10, 2008, there were 26,547,073 shares issued and outstanding. There are no shares of preferred stock outstanding.

The authorized shares of preferred stock of the Corporation may be issued in one or more classes or series with such preferences and voting rights as the Board of Directors may fix in the resolution providing for the issuance of such shares. The issuance of shares of preferred stock could affect the relative rights of the common stock. Depending upon the exact terms, limitations and relative rights and preferences, if any, of the shares of preferred stock as determined by the Board of Directors of the Corporation at the time of issuance, the holders of preferred stock may be entitled to a higher dividend rate than that paid on the common stock, a prior claim on funds available for the payment of dividends, a fixed preferential payment in the event of liquidation and dissolution of the corporation, redemption rights, rights to convert their preferred stock into shares of common stock, and voting rights which would tend to dilute the voting control of the Corporation by the holders of the Corporation’s common stock.

A quorum is required to conduct business at the Annual Meeting. A majority of the outstanding shares of the Corporation present in person or represented by proxy constitutes a quorum. Abstentions, votes withheld and shares represented by broker non-votes are counted in determining whether a quorum is present.

Stockholders of record as of the close of business on March 10, 2008, will be entitled to vote at the Annual Meeting. Each stockholder will be entitled to one vote for each share of common stock held as of the record date, as shown by the records of the transfer agent. Cumulative voting in the election of Directors is permitted by West Virginia statutory provisions, and the exercise of that right is not subject to any condition precedent. Each stockholder is entitled to as many votes as shall equal the number of his shares of common stock multiplied by the number of Directors to be elected within each class, and he may cast all of such votes for a single Director or he may distribute them among the number to be voted for as he may see fit. The nominees receiving the highest number of votes in each class, seven in the class of 2011, one in the class of 2010, and two in the class of 2009, will be elected as directors of the Corporation. Proxies marked as abstaining (including proxies containing broker non-votes) will not be counted as votes either “for” or “against” any matters coming before the Annual Meeting. Cumulative voting is not permitted with respect to the shareholder proposal, approval of which would require a majority vote of the votes cast at the meeting.

WesBanco Trust and Investment Services, the Trust Department of WesBanco Bank, Inc. (the “Bank”), Bank Plaza, Wheeling, West Virginia, 26003, is the holder or beneficial owner of more than 5% of the common stock of the Corporation. As of February 29, 2008, 1,780,436 shares of the common stock of the Corporation, representing 6.71% of the total shares outstanding, were held in various capacities in the Trust Department. Of these shares, the Bank does not have voting control of 682,176 shares, representing 2.57% of the shares outstanding, has partial voting control of 15,151 shares, representing 0.06% of the shares outstanding, and sole voting control of 1,083,109 shares, representing 4.08% of the shares outstanding.

Based solely on a Schedule 13G filed on February 6, 2008, Dimensional Fund Advisors, LP (“Dimensional”) has indicated that it may be the beneficial owner of 7.85%1 of the shares outstanding of the Corporation’s common stock in light of its furnishing investment advice to four investment companies and serving as investment manager to certain other commingled group trusts and separate accounts which own the shares since it possesses investment and/or voting power over the shares. Dimensional, however, disclaimed beneficial ownership of the shares.

The following table lists each stockholder known to the Corporation to be the beneficial owner of more than 5% of the Corporation’s common stock as of March 10, 2008, as more fully described above:

Principal Holders

Title of Class	Name & Address of of Beneficial Owner	Amount and Nature Beneficial Ownership		Percent of Class
Common	Wesbanco Trust and Investment Services One Bank Plaza Wheeling, WV 26003	1,780,436	*	6.71%

Common	Dimensional Fund Advisors, LP 1299 Ocean Avenue Santa Monica, CA 90401	2,084,072	*	7.85%

*	Nature of beneficial ownership more fully described in text immediately preceding table.

[1]

Since the Corporation’s most recent quarterly report (filed November 7, 2007 on Form 10-Q), the Corporation completed a merger with Oak Hill Financial, Inc. which resulted in the issuance of approximately 6,473,692 additional shares of the Corporation’s common stock. This disclosed change in the number of outstanding shares was not reflected in the Form 13G filed by Dimensional which indicated that Dimensional was the beneficial owner of 10.11% of the Corporation’s common stock. In addition, a Form 13G was also filed by Barclays Global Investors, NA reporting 5.11% beneficial ownership but it was also calculated on the basis of an inaccurate number of shares outstanding and the actual percentage based on reported shares beneficially owned was less than 5%.

Ownership of Securities by Directors, Nominees and Officers

The following table sets forth the number of shares of the Corporation’s common stock beneficially owned by each nominee, each continuing director and each officer of the Corporation named in the Summary Compensation Table, and all of its executive officers and directors as a group as of March 1, 2008. There is no other class of voting securities issued and outstanding.

Name of Beneficial Owner	Sole Voting and Investment Authority		Shared Voting and/or Investment Authority		Percent of Class
James E. Altmeyer	10,357				*
Ray A. Byrd	9,925	(1)			*
R. Peterson Chalfant (Nominee)	51,785		46,489	(2)	*
Christopher V. Criss	51,788	(3)	116,024	(3)	*
Robert M. D’Alessandri	1,285				*
James D. Entress	20,900	(4)			*
Abigail M. Feinknopf (Nominee)	16,500		127,601	(5)	*
John W. Fisher, II	1,706	(6)			*
Ernest S. Fragale	66,018	(7)			*
James C. Gardill	44,714	(8)	600	(9)	*
Edward M. George	21,000	(10)			*
John D. Kidd (Nominee)	186,675	(11)	82,667	(11)	1.01%
Vaughn L. Kiger	19,143	(12)	1,238	(13)	*
Robert E. Kirkbride	4,385	(14)			*
D. Bruce Knox (Nominee)	56,978		259,715	(15)	1.19%
Paul M. Limbert (Nominee & Executive Officer)	83,540	(16)			*
Jay T. McCamic (Nominee)	15,082	(17)	127,601	(17)	*
Kristine N. Molnar (Executive Officer)	10,021	(18)	250	(19)	*
F. Eric Nelson, Jr. (Nominee)	22,149	(20)	5,193	(21)	*
Dennis G. Powell (Executive Officer)	3,114	(22)			*
Jerome B. Schmitt (Executive Officer)	33,985	(23)			*
Henry L. Schulhoff	104,814	(24)	5,721	(25)	*
Joan C. Stamp (Nominee)	19,825	(26)			*
Neil S. Strawser (Nominee)	30,134	(27)	47,175	(27)	*
Reed J. Tanner	7,751	(28)	2,622	(29)	*
Donald P. Wood (Nominee)	12,754	(30)			*
Robert H. Young (Executive Officer)	20,999	(31)			*
All Directors and Officers as a group (33 persons)	1,101,975		822,896		7.25%

*	Beneficial ownership does not exceed one percent (1%).
(1)	Includes 7,623 shares held for Mr. Byrd’s benefit in a Rabbi Trust established under the Wesbanco, Inc. Deferred Compensation Plan.
(2)	Includes 23,000 shares held in the Clyde Chalfant GST Trust for the benefit of R. Peterson Chalfant and 23,489 shares held in the Mary Peterson Chalfant GST Trust for the benefit of R. Peterson Chalfant.
(3)	Includes 6,252 shares held for Mr. Criss’ benefit in a Rabbi Trust established under the Wesbanco, Inc. Deferred Compensation Plan. Atlas Towing Company, in which Mr. Criss owns a substantial interest and serves as an officer and director, owns 116,024 shares.
(4)	The shares are held in an IRA account for Dr. Entress. Dr. Entress’ wife, Dr. Cheryl Entress, is the owner of an additional 18,247 shares held in an IRA custodian account at Wesbanco Bank, Inc. for which Dr. Entress disclaims beneficial ownership.
(5)	Includes 127,601 shares held in trust for the benefit of Mrs. Feinknopf.
(6)	Includes 307 shares held by Mr. Fisher’s wife, Susan V. Fisher.

(7)	Includes 3,206 shares held for Mr. Fragale’s benefit in a Rabbi Trust established under the Wesbanco, Inc. Deferred Compensation Plan and 1,750 shares held in the Wesbanco KSOP.
(8)	Includes 16,057 shares held in an IRA account for Mr. Gardill. Also includes 12,957 shares held by Mr. Gardill’s wife, Linda T. Gardill, and 3,878 shares held in her IRA account.
(9)	Shares held in a Profit Sharing Plan for Phillips, Gardill, Kaiser & Altmeyer, PLLC, for the benefit of Mr. Gardill.
(10)	Includes 7,328 shares held in an IRA account for Mr. George. Mr. George’s wife, Sandra F. George, is the owner of an additional 900 shares for which Mr. George disclaims beneficial ownership.
(11)	Includes 766 shares held in the Oak Hill Financial, Inc. 401(k) Plan for which investment power is exercised. Also includes 163,622 shares in Trust A and 22,287 shares in Trust B of the John D. Kidd Trust U/A dated October 14, 2007, for the benefit of John D. Kidd. 82,667 shares are owned by Kidd Holdings, LLC, in which Mr. Kidd has a substantial interest.
(12)	Includes 10,726 shares held in an IRA account for Mr. Kiger.
(13)	Mr. Kiger’s wife, Meredith Kiger, is the owner of an additional 1,372 shares for which Mr. Kiger disclaims beneficial ownership. Mr. Kiger also holds 1,238 shares as custodian for his children.
(14)	Includes 3,949 shares held for Mr. Kirkbride’s benefit in a Rabbi Trust established under the Wesbanco, Inc. Deferred Compensation Plan.
(15)	Includes 257,729 shares held in the G. L. Knox Irrevocable Life Insurance Trust in which Mr. Knox serves as Trustee and 1,986 shares held for his benefit in the Oak Hill Financial 401(k) Plan, for which investment power is exercised.
(16)	Includes options to purchase 64,444 shares which are vested in the Wesbanco Key Executive Incentive Bonus & Option Plan and 5,715 shares held in the Wesbanco KSOP.
(17)	Includes 4,791 shares held in trust by Mr. McCamic’s wife, Jimmie Ann McCamic, and 127,601 shares held in trust for the benefit of Mr. McCamic.
(18)	Includes options to purchase 6,167 shares which are vested in the Wesbanco Key Incentive Bonus and Option Plan and 3,690 shares held in the Wesbanco KSOP.
(19)	Shares held in a trust in which Mrs. Molnar has a beneficial ownership.
(20)	Includes 300 shares held by Mr. Nelson’s children.
(21)	Shares held by O & G, Inc. in which Mr. Nelson is a partner.
(22)	Includes options to purchase 3,000 shares which are vested in the Wesbanco Key Incentive Bonus & Option Plan and 114 shares held in the Wesbanco KSOP.
(23)	Includes options to purchase 25,833 shares which are vested in the Wesbanco Key Executive Incentive Bonus and Option Plan and 5,331 shares held in the Wesbanco KSOP.
(24)	Includes 8,991 shares held by Mr. Schulhoff’s wife, Cathleen C. Schulhoff, and 460 shares held for Mr. Schulhoff’s benefit in a Rabbi Trust established under the Wesbanco, Inc. Deferred Compensation Plan. Also included are options to purchase 16,987 shares.
(25)	Owned by Schulhoff & Co., in which Mr. Schulhoff serves as an officer.
(26)	Includes 10,696 shares held in Mrs. Stamp’s trust at Wesbanco Bank, Inc.
(27)	The 30,134 shares are held in the Neil S. Strawser custodial IRA over which Mr. Strawser exercises voting authority. The 47,175 shares are held in the Linda L. Strawser Trust, Neil S. Strawser, Trustee.
(28)	Includes 4,558 shares held for Mr. Tanner’s benefit in a Rabbi Trust under the Wesbanco, Inc. Deferred Compensation Plan.
(29)	Includes 477 shares held in trust in which Mr. Tanner has a beneficial interest. He is also Co-Trustee of his brother’s family trust which holds 2,145 shares for which Mr. Tanner disclaims beneficial ownership.
(30)	Includes options to purchase 2,512 shares of Wesbanco common stock which were converted from options to purchase common stock of Oak Hill Financial, Inc.
(31)	Includes options to purchase 19,167 shares which are vested in the Wesbanco Key Executive Incentive Bonus and Option Plan and 1,832 shares held in the Wesbanco KSOP.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Act”) requires the Corporation’s officers, directors, and persons who own more than 10% of a registered class of the Corporation’s equity securities, to file reports of ownership and changes in ownership with the Securities & Exchange Commission (the “SEC”). Officers, directors and greater than 10% stockholders are required to furnish the Corporation with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of Forms 3, 4 and 5 received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Corporation believes that, during the calendar year 2007, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were fulfilled.

The Corporation is required to report late filings.

Transactions With Directors and Officers

Transactions with Related Persons

The Corporation generally considers credit relationships with directors and/or their affiliates to be immaterial and as not impairing the director’s independence so long as the terms of the credit relationship are similar to other comparable borrowers. The Corporation uses the following guidelines to determine the impact of a credit relationship on a director’s independence. The Corporation presumes that extensions of credit which comply with Federal Reserve Regulation O to be consistent with director independence. In other words, the Corporation does not consider normal, arms’ length credit relationships entered into in the ordinary course of business to negate a director’s independence.

Regulation O requires such loans to be made on substantially the same terms, including interest rates and collateral, and following credit-underwriting procedures that are no less stringent than those prevailing at the time for comparable transactions by the Bank with other persons. Such loans also may not involve more than the normal risk of repayment or present other unfavorable features. Additionally, no event of default may have occurred (that is, such loans are not disclosed as non-accrual, past due, restructured, or potential problems). The Board of Directors must review any credit to a director or his or her related interests that has become criticized in order to determine the impact that such classification has on the director’s independence. In addition, the Corporation does not consider independent any director who is also an executive officer of a company to which the Corporation has extended credit unless such credit meets the substantive requirements of Regulation O.

Vaughn L. Kiger, a Director of the Corporation, leases two parcels of real estate to the banking subsidiary of the Corporation on which the Bank operates a drive-in facility. The leases predate Mr. Kiger’s election to the Board and were executed by a predecessor bank acquired by the Corporation. The rental income payable annually on the two parcels combined is approximately $33,826.

James C. Gardill, Director and Chairman of the Corporation, is a member of Phillips, Gardill, Kaiser & Altmeyer, PLLC, which serves as the Corporation’s primary outside legal counsel. Edward M. George, III is also a member of Phillips, Gardill, Kaiser & Altmeyer, PLLC. Mr. George is the son of Edward M. George, a Director of the Corporation. H. Brann Altmeyer is also a member of Phillips, Gardill, Kaiser & Altmeyer, PLLC. Mr. Altmeyer is the brother of James E. Altmeyer, a Director of the Corporation. Fees aggregating $877,636 were paid to the law firm for legal services rendered to the Corporation and its affiliates during the year. From time to time, the firm of Schrader, Byrd & Companion, PLLC, of which Ray A. Byrd, a Director of the Corporation, is a member, performs services for the Corporation. It is contemplated that these firms will be retained to perform legal services during the current year. The Corporation also retained the law firm of McCamic, Sacco, Pizzuti & McCoid, PLLC, pursuant to an agreement dated November 30, 2001, as modified by letter dated January 7, 2003. The agreement provided for a monthly retainer of $6,000 and continued for a term of six years from March 1, 2002 to March 1, 2008. Jay T. McCamic, a Director of the Corporation, is a member of such professional limited liability company.

Several directors have been appointed to the Board and subsequently nominated for election pursuant to acquisition and merger related agreements. Ms. Feinknopf was appointed to the Board pursuant to the merger agreement with American Bancorporation. Under the terms of that agreement, Mr. Jeremy C. McCamic served as a member of the Board until December 31, 2002, at which time he resigned and the Corporation appointed his son, Jay T. McCamic, to the Board. Also under the terms of the agreement, the Corporation has agreed to include Ms. Feinknopf and Mr. Jay T. McCamic as recommended nominees until each has served at least a full three year term, which obligation has been satisfied as to both. Mr. Schulhoff was appointed to the Board pursuant to the merger agreement with Winton Financial Corporation. Under the terms of the Winton agreement, the Corporation has agreed to include Mr. Schulhoff as a recommended nominee until he has served at least a full three year term. Nominees and incumbent directors, John D. Kidd, D. Bruce Knox, Donald P. Wood and Neil S. Strawser, were appointed to the Board pursuant to the merger agreement with Oak Hill Financial, Inc. Under the terms of the agreement, the Corporation has agreed to include them as recommended nominees until they have each served at least a full three year term.

Policies and Procedures for Approval of Related Party Transactions

The Corporation recognizes that related party transactions can present potential or actual conflicts of interest and create the appearance that corporate decisions are based on considerations other than the best interests of the Corporation and its shareholders. Therefore, the Board of Directors has adopted a formal, written policy with respect to related party transactions.

For the purpose of the policy, a “related party transaction” is a transaction in which the Corporation participates and in which any related party has a direct or indirect material interest, other than (i) transactions available to all employees or customers generally, (ii) transactions involving less than $120,000 when aggregated with all similar transactions, or (iii) loans made by the Bank in the ordinary course of business, made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank, and not involving more than the normal risk of collectibility or presenting other unfavorable features.

Under the policy, any related party transaction must be reported to the Audit Committee and may be consummated or may continue only (i) if the Audit Committee, or Chairman thereof acting between meetings, approves or ratifies such transaction and if the transaction is on terms comparable to those that could be obtained in arm’s length dealing with an unrelated third party, (ii) if the transaction involves compensation that has been approved by the Compensation Committee, or (iii) if the transaction has been approved by the disinterested members of the Board of Directors. The Audit Committee may approve or ratify the related party transaction only if the Committee determines that, under all of the circumstances, the transaction is in the best interests of the Corporation.

The current policy was formalized and adopted in February, 2007. All related party transactions since January 1, 2007, which were required to be reported in this Proxy Statement, were approved by either the Audit Committee or the Compensation Committee of the Board of Directors.

Election of Directors

The Board of Directors of the Corporation is divided into three classes, as nearly equal in number as the numerical membership of the Board will permit, the members of such classes to serve staggered terms of three years each. The Bylaws permit the Board to determine each year the number of Directors up to a maximum of thirty-five , and the Board of Directors has determined that the Board shall consist of twenty-three members, and has fixed the number of Directors to be elected to the Board of Directors at the forthcoming meeting at ten persons, seven to serve for a term of three years which will expire at the annual stockholders meeting in 2011, one to serve an unexpired term of two years which will expire at the annual stockholders meeting in 2010, and two to serve an unexpired term of one year which will expire at the annual stockholders meeting in 2009.

The Corporation and its two banking subsidiaries, the Bank and Oak Hill, maintain separate boards but the directors of the Corporation also serve as directors of the two banking subsidiaries. The Bank has filed an application with the Federal Deposit Insurance Corporation (the “FDIC”) for approval of the merger of Oak Hill with, and into, the Bank which will consolidate its banking subsidiaries into one corporation. Subject to receipt of such approval, it is anticipated that the merger will be consummated in late April, 2008.

There are no family relationships among the directors, nominees or executive officers of the Corporation, except that Abigail M. Feinknopf is the sister of Jay T. McCamic. A majority of the Corporation’s directors are independent as defined in Nasdaq listing standards. The Board has determined that all of the directors and nominees are independent as that term is defined under the Nasdaq definition, except for Abigail M. Feinknopf, Jay T. McCamic, Paul M. Limbert, Edward M. George, James C. Gardill, John D. Kidd and D. Bruce Knox.

Accordingly, the following persons have been nominated for election to the Board:

Nominees

A. Directors Whose Term of Office Will Expire at the Annual Stockholders Meeting in 2011

Name	Age	Principal Occupation (1)	Director Since
R. Peterson Chalfant	67	Lawyer	08/30/96

Abigail M. Feinknopf	40	Marketing Representative with Feinknopf Photography, Columbus, OH; Freelance Writer	03/01/02

John D. Kidd (2)	68	Vice Chairman, Wesbanco, Inc. Former Chairman of Oak Hill Financial, Inc. from December 2002 to December 2007; Mr. Kidd served as CEO of Oak Hill Financial, Inc. from 1981 through December 2003	11/30/07

Paul M. Limbert	61	President & Chief Executive Officer, Wesbanco, Inc. and President and CEO of Wesbanco Bank, Inc.; former Executive Vice President and CFO of Wesbanco, Inc.	12/18/03

F. Eric Nelson, Jr.	47	President, Nelson Enterprises; Former General Partner of Mountaineer Capital, LP	04/18/07

Joan C. Stamp	56	Director, West Virginia University Foundation	02/15/96

Jay T. McCamic	52	Lawyer; President McCamic, Sacco, Pizzuti & McCoid, PLLC	01/01/03

B. Director Whose Term of Office Will Expire at the Annual Stockholders Meeting in 2010

Name	Age	Principal Occupation (1)	Director Since
Neil S. Strawser (2)	65	Co-founder, owner and President of Parrott & Strawser Properties, Inc, a land development & building firm in Cincinnati, OH, since 1980; Director of Strawser Funeral Home, Inc. since 1974	11/30/07

C. Directors Whose Term of Office Will Expire at the Annual Stockholders Meeting in 2009

Name	Age	Principal Occupation (1)	Director Since
D. Bruce Knox (2)	47	Executive Vice President of Oak Hill Banks; Executive Vice President of Oak Hill Financial, Inc. from January 2005 to December 2007 and Chief Information Officer from January 2000 to December 2007	11/30/07

Donald P. Wood (2)	63	Chairman & CEO of Don Wood, Inc., Don Wood Ford Lincoln, Mercury, Inc., and Don Wood Automotive, LLC and other related automobile dealerships in Athens and Hocking Counties, Ohio	11/30/07

(1)	Principal occupation during the past five years.
(2)	Messrs. Kidd, Strawser, Knox and Wood were appointed to the Board pursuant to the provisions of the Corporation’s merger agreement with Oak Hill Financial, Inc., which agreement required the nomination of four directors to serve at least a full three year term on the Board of Directors of the Corporation.

In the absence of instructions to the contrary, the enclosed form of proxy, if executed and returned to the Corporation, will be voted in the manner determined by the holder or holders thereof. Discretionary authority to cumulate votes in the election of Directors is solicited, and unless otherwise directed, the holder or holders of such proxies shall have the authority to cumulate votes represented thereby and to distribute the same among the nominees in such manner and numbers as such holder or holders, in his or their discretion, may determine. This authority will be exercised by the holder or holders of the proxies in the event that any person or persons, other than the nominees named above, should be nominated for election to the Board of Directors.

All of the foregoing ten nominees presently are serving as members of the Board. In the event that, at any time prior to the Annual Meeting, any of the foregoing nominees should become unavailable for election to the Board of Directors, the shares of stock represented by the proxies will be voted for such other nominee or nominees as the holders of the proxies, in their judgment, may determine.

Continuing Directors

In addition to the foregoing nominees, the following persons presently are serving as members of the Board of Directors:

Directors Whose Term of Office Will Expire at the Annual Stockholders Meeting in 2010

Name	Age	Principal Occupation (1)	Director Since
James E. Altmeyer	69	President, Altmeyer Funeral Homes, Inc; Director, Consol Energy, Inc.; Director CNX Gas Corp.	10/16/87

Christopher V. Criss	51	President & Chief Executive Officer, Atlas Towing Co.	07/17/92

Robert M. D’Alessandri, MD	62

CEO, President and Dean, The Commonwealth Medical College; Former Vice President for Health Services at West Virginia University and President of the Blanchette Rockefeller Neurosciences Institute. He served as Dean of the School of Medicine from 1989 to 2004

			04/18/07

Vaughn L. Kiger	63	President, Old Colony, Realtors, Member, West Virginia Real Estate Commission; Former Chairman of the West Virginia University Board of Advisors and Board of Governors	02/19/04

Name	Age	Principal Occupation (1)	Director Since
Robert E. Kirkbride	68	President, Ohio Valley Land Co.; Former Vice President-Administra- tion & Finance, Christy & Associates	02/19/04

Henry L. Schulhoff (2)	64	President of Schulhoff and Company, Inc.	01/03/05

James C. Gardill	61	Chairman and Director of Wesbanco, Inc.; Lawyer, Member, Phillips, Gardill, Kaiser & Altmeyer, PLLC	04/18/07

(1)	Principal occupation during the past five years.
(2)	Mr. Schulhoff was appointed to the Board pursuant to the provisions of the Corporation’s merger agreement with Winton Financial Corporation which agreement required the election of one director to serve at least a full three year term on the Board of Directors.

Directors Whose Term of Office Will Expire at the Annual Stockholders Meeting in 2009

Name	Age	Principal Occupation (1)	Director Since
Ray A. Byrd	63	Lawyer, Member-Manager, Schrader, Byrd & Companion PLLC	06/09/77

James D. Entress	69	Oral & Maxillo-Facial Surgeon- Retired	12/20/90

John W. Fisher, II	65	Dean and Professor of Law, WVU College of Law	04/18/07

Ernest S. Fragale	60	Vice President of Daisy Development Co.	08/20/96

Edward M. George	71	Retired, Former Chairman, Wesbanco, Inc., 2003 to 2007; Former President & CEO, Wesbanco, Inc.; former President & CEO, Wesbanco Bank, Inc.	12/02/91

Reed J. Tanner	54	Certified Public Accountant, Dixon Hughes, PLLC	12/30/96

(1)	Principal occupation during the past five years.

Executive Officers of the Corporation

The executive officers of the Corporation are listed below. Each listing includes a statement of the business experience of each executive officer during at least the last five years. Executive officers are elected annually by the Board of Directors and serve at the pleasure of the Board.

PAUL M. LIMBERT, age 61, is currently the President and Chief Executive Officer of Wesbanco, Inc., President and Chief Executive Officer of Wesbanco Bank, Inc. and Chairman and Chief Executive Officer of Oak Hill. Mr. Limbert previously served as Executive Vice President and Chief Financial Officer for Wesbanco, Inc. and was Vice Chairman and Chief Financial Officer of Wesbanco Bank, Inc. Mr. Limbert joined the Corporation in April, 1977.

DENNIS G. POWELL, age 58, is the Executive Vice President and Chief Operating Officer of Wesbanco, Inc. Mr. Powell joined the Corporation in November, 2004 after having served as Executive Vice President and Director of Consumer Services for UMB Financial Corp., Kansas City, MO from March, 2001 to October, 2004. Prior to that time, Mr. Powell was a Senior Vice President with Bank One Corp. in Columbus, OH.

ROBERT H. YOUNG, age 51, is the Executive Vice President and Chief Financial Officer of Wesbanco, Inc. Mr. Young joined the Corporation in July, 2001 after having served as Senior Vice President and Chief Financial Officer of PNC Bank, FSB and its National Affinity Program division in Pittsburgh, PA. Mr. Young is a licensed certified public accountant.

R. E. COFFMAN, JR., age 56, President of Oak Hill Banks since November 30, 2007. Former President and CEO of Oak Hill Banks from January 2004 to 2007. Former President and CEO of Oak Hill Financial, Inc. from 2002 to 2007. In addition, Mr. Coffman served as Oak Hill Financial, Inc.’s Chief Administrative Officer from December 2002 through December 2003. He served as Vice President of Oak Hill Financial, Inc. from June 1999 through November 2002. He served as President, Chief Executive Officer and Director of Towne Bank (“Towne”) from October 1999 through November 2002.

JEROME B. SCHMITT, age 58, has served as Executive Vice President—Trust & Investments, Wesbanco, Inc. since March, 1999. He joined the Corporation in 1972. Mr. Schmitt is a Chartered Financial Analyst.

KRISTINE N. MOLNAR, age 56, is currently the Executive Vice President—Markets. Mrs. Molnar previously served as President and Chief Executive Officer of Wesbanco Bank, Inc. from August, 2001, until December, 2003, President of the Upper Ohio Valley Region of Wesbanco Bank, Inc. and prior to that was President and Chief Executive Officer of Wesbanco Bank Wheeling.

JOHN W. MOORE, JR., age 60, has served as Executive Vice President—Human Resources of Wesbanco, Inc. since May, 2002. Prior to that Mr. Moore was Senior Vice-President-Human Resources. Mr. Moore joined the Corporation in 1976.

LARRY G. JOHNSON, age 60, has served as Corporate Secretary since March, 1998. Mr. Johnson also serves as President of the Parkersburg Region of Wesbanco Bank, Inc. Mr. Johnson served as Executive Vice President of the Parkersburg Region until November 2003. Mr. Johnson has been with Wesbanco since 1998 as a result of the acquisition of Commercial BancShares, Inc.

PETER W. JAWORSKI, age 52, has served as Executive Vice President—Chief Credit Officer of Wesbanco, Inc. since May, 2002. Prior to that, he was Senior Vice President—Credit Administration of Wesbanco, Inc., as well as Chief Credit Officer. Mr. Jaworski joined the Corporation in 1995.

BRENT E. RICHMOND, age 44, is currently Executive Vice President—Treasury of Wesbanco, Inc. Mr. Richmond served as Executive Vice President-Operations from March, 2002, until December, 2003. Mr. Richmond was the President and Chief Operating Officer of American Bancorporation until its merger with Wesbanco, Inc. on March 1, 2002, as well as Chief Executive Officer of Wheeling National Bank. Mr. Richmond previously held the positions of Executive Vice President, Chief Financial Officer and Corporate Secretary of American Bancorporation.

BERNARD P. TWIGG, age 53, is currently Executive Vice President—Commercial Banking of Wesbanco, Inc. Mr. Twigg served as President and Senior Lender of the Upper Ohio Valley Region of Wesbanco Bank, Inc. from July 2003 to July 2005 and East Region President from July 2005 to January 2007.

Compensation of Executive Officers

The officers of the Corporation presently are serving without compensation from the Corporation. They are, however, compensated by the Bank and Oak Hill for services rendered as officers of those corporations.

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

The Corporation’s Compensation Committee has adopted a philosophy statement on executive compensation. The philosophy statement expresses the Corporation’s desire to become the employer of choice and to be viewed as a model of best practices for executive compensation. Applying that philosophy, our compensation programs are designed to provide the appropriate mix of compensation and benefits in order to promote the interests of the Corporation and its shareholders while enabling us to attract and retain top-quality executive talent. The primary objectives of the compensation policies for executive officers are to:

•

Attract and retain executive officers by offering base salary that is competitive with that offered by similarly situated banks in the markets in which we compete and by rewarding outstanding individual performance;

•	Promote and reward the achievement of short-term and long-term objectives set by the Board and management; and

•	Align the interests of executive officers with those of our shareholders by making incentive compensation an important aspect of our executive’s compensation.

Components of Executive Compensation

The principal components of our executive compensation program are:

•	Base salary;

•	Annual incentive awards; and

•	Long-term incentives.

In addition to these principal components, our compensation program also includes employment contracts, change in control agreements, deferred compensation opportunities, retirement plans, a bank owned life insurance program and other perquisites and benefits, each of which are discussed in this Compensation Discussion & Analysis with respect to the executive officers named in the Summary Compensation Table on page 25, who we refer to as our named executive officers.

Annual Compensation Programs

Our executive officers receive two forms of annual compensation, base salary and annual incentive awards. The levels of base salary and annual incentive awards for our executive officers are established annually under a program intended to maintain parity with the competitive market for executives in comparable positions.

The annual compensation program, as espoused by our Compensation Committee through its philosophy statement, is intended to target Corporation performance, both in terms of the attainment of short term and long term goals, and to consider principally return on equity, growth in earnings per share, and return on assets.

The philosophy statement delineates the following four fundamental principles in establishing executive compensation: (i) the Corporation’s performance both in terms of the attainment of short term and long term goals; (ii) the competitiveness of the Corporation’s executive officers’ salaries to that of similarly qualified and situated officers in markets in which it competes; (iii) the individual performance of each executive officer and (iv) the recommendations of the Chief Executive Officer regarding all executive officers other than himself. The philosophy statement adopts the position that base compensation for all executive officers should be targeted to be at or above the 50th percentile in annual compensation (when considering all incentives) and should provide for performance bonuses based on performance metrics established at the discretion of the Compensation Committee.

Our Compensation Committee meets as often as necessary to perform its duties and responsibilities. The Compensation Committee met three times during calendar year 2007 and has met once so far during calendar year 2008. Mr. Fisher, Chairman of our Compensation Committee, works with our Chief Executive Officer to establish the meeting agenda. The Compensation Committee typically meets with the Chief Executive Officer and, where appropriate, with general counsel and with outside advisors. The Compensation Committee also regularly meets in executive session without management.

The Compensation Committee receives and reviews materials in advance of each meeting. These materials include information that management believes will be helpful to the Compensation Committee, as well as materials that the Committee has specifically requested. Depending on the agenda for the particular meeting, these materials may include:

•	Financial reports on year-to-date performance versus budget and compared to prior year performance;

•	Calculations and reports on levels of achievement of individual and corporate performance objectives;

•	Reports on the Corporation’s strategic objectives and budget for future periods;

•	Reports on the Corporation’s year over year performance and current year performance versus a peer group of companies;

•	Information on the executive officers’ stock ownership and option holdings;

•	Information regarding equity compensation plan dilution;

•	Estimated grant date values of stock options (using the Black-Scholes valuation methodology);

•

Tally sheets setting forth the total compensation of the named executive officers, including base salary, cash incentives, equity awards, perquisites and other compensation and any amounts payable to the executives upon voluntary or involuntary termination, early or normal retirement or following a change in control of the Corporation; and

•

Information regarding compensation programs and compensation levels at study groups of companies identified by independent compensation consultants or through statistical comparisons compiled by management using third party source information such as SNL Financial Executive Compensation Review.

Our management compiled peer group reports for 2007 reviewed by our Compensation Committee which consisted of 14 banks of comparable size in total assets. The peer group used for our executive compensation review differs from the indices used in the performance graph contained in our annual report on Form 10-K. Our peer group for 2007 compensation purposes was comprised of the 14 banks listed below:

1st Source Corp.	First Community Bancshares, Inc.	Old National Bancorp

City Holding Company	First Financial Bancorp	Park National Corp.

Community Trust Bancorp, Inc.	FirstMerit Corporation	S&T Bancorp, Inc.

F.N.B. Corporation	Fulton Financial Corp.	United Bankshares, Inc.

Farmers Capital Bank Corp.	National Penn Bancshares, Inc.

In the fourth quarter of calendar year 2006, our Compensation Committee engaged a compensation consultant to identify specific study groups of companies and to provide research regarding compensation programs and compensation levels among the companies in the study groups. Management Performance International, Inc. provided an independent report to our Compensation Committee on the Corporation’s existing total compensation program for its named executive officers and met with the Compensation Committee at its meeting on January 17, 2007. The report used the same peer group of banks identified above.

In summary, the consulting firm advised the Compensation Committee that the Corporation’s total annual compensation was consistent with the peer group median and that the Corporation’s total direct compensation was meeting its stated objectives. The firm also noted that total direct compensation is slightly below the 50th percentile range and would be competitive if executive base salaries were closer to the 50th percentile range. The Committee considered these findings at its meeting in May of 2007 when it addressed annual salaries of executives.

Management’s Role in the Compensation-Setting Process

Management plays a significant role in the compensation setting process. The most significant aspects of management’s role are:

•	Evaluating employee performance;

•	Establishing business performance targets and objectives for individual executives; and

•	Recommending salary levels and option awards.

Our Chief Executive Officer works with the Compensation Committee Chair in establishing the agenda for Compensation Committee meetings. Our management also prepares meeting information for each Compensation Committee meeting.

The Chief Executive Officer also participates in Compensation Committee meetings at the Committee’s request to provide:

•	Background information regarding the Corporation’s strategic objectives;

•	His evaluation of the performance of the senior executive officers; and

•	Compensation recommendations as to senior executive officers (other than himself).

Annual Evaluation

Our Compensation Committee meets in an executive session each year to evaluate the performance of the named executive officers, to determine their annual bonuses for the prior fiscal year, to establish their performance objectives for the current fiscal year, to set their base salaries for the next calendar year, and to consider and approve any grants to them of equity incentive compensation.

The Compensation Committee’s process begins with establishing individual and corporate performance objectives for senior executive officers, including all of our named executive officers, in the second quarter of each calendar year. Our Compensation Committee engages in an active dialogue with the Chief Executive Officer concerning strategic objectives and performance targets. The Compensation Committee reviews the appropriateness of the financial measures used in incentive plans and the degree of difficulty in achieving specific performance targets. Corporate performance objectives typically are established on the basis of a targeted return on assets and return on equity, as well as growth in earnings per share and individual goals for particular business units within the Corporation.

Annual Compensation

Base Salary. Base salary is a critical element of executive compensation because it provides executives with a base level of monthly income. In determining base salaries, our Compensation Committee considers the executive’s qualifications and experience, scope of responsibilities and future potential, the goals and objectives established for the executive, the executive’s past performance, competitive salary practices at companies in the study groups, internal pay equity and the tax deductibility of base salary.

Based on compensation data provided by our compensation consultant, peer group comparisons, individual evaluations and internal equities, Paul Limbert, our Chief Executive Officer, recommends base salaries for all executive officers to the Compensation Committee for their consideration, except with respect to his own salary. Based on the Compensation Committee’s review of the applicable compensation data, as discussed above and including Mr. Limbert’s recommendations, base salaries for all executives for the 2007 fiscal year were set at levels consistent with the overall range of increases provided to executive officers generally within the Corporation. The base salary increase range for 2007 for our named executive officers was 3.50% to 9%. Mr. Limbert’s base salary was increased to $360,000 in 2007, representing a 9% increase over the amount he received in 2006. See the Summary Compensation Table on page 25 for more information about the 2007 base salaries of our named executive officers.

Annual Cash Incentive Awards. Annual incentive awards, in the form of annual cash bonuses, are made to our named executive officers under the WesBanco, Inc. Key Executive Incentive Bonus and Option Plan, which we refer to as the Incentive Plan and which was approved by our shareholders. For additional information regarding our Incentive Plan, see the section entitled “Key Executive Incentive Bonus and Option Plan” on page 27. The Compensation Committee makes awards and determines the amount, terms and conditions of each such award as well as the respective performance goals to be achieved in each period by the participants under the Incentive Plan. The Compensation Committee believes that annual cash incentive awards for our executives, which are the variable and at-risk portion of annual compensation, should be generally targeted at a maximum of 50% of base salary for the Chief Executive Officer and a somewhat lesser range for our other executive officers.

Eligibility for Annual Incentive Awards. In general, the following thresholds must be satisfied for an executive to be eligible to receive an annual incentive award: (i) the executive must receive a “fully competent” performance rating; and (ii) the Corporation must meet 85% of its “overall corporate goal.”

Performance Rating. Our Chief Executive Officer annually rates the performance of each of our other named executive officers and assigns a performance rating to the executives based on the executive’s performance during the fiscal year. The Chair of our Compensation Committee evaluates the performance of our Chief Executive Officer and assigns his performance rating. For 2007, all of our named executive officers received “fully competent” performance ratings.

Overall Corporate Goal. The Corporation’s “overall corporate goal” is targeted earnings per share for a given fiscal year. Though in the development stage for several years and used to measure bonus awards, 2007 was only the second year for actual implementation of target performance measures to determine bonus amounts. The Committee set target performance measures based in part upon management’s confidential business plan and budget. The Committee set the earnings per share target at target levels deemed appropriate based on industry expectation, market opportunities and other factors the Committee believes are relevant. Maximum award targets reflect very ambitious goals which can only be attained when business results are exceptional, some of which were attained in 2007. Similarly, minimum award or threshold performance targets are set sufficiently high that some individual performance metrics in these categories were not met in 2007 resulting in no payment in certain categories. Performance targets have been set such that actual performance exceeded target in some categories in 2007.

The Corporation’s GAAP earnings per share for the 2007 fiscal year satisfied the minimum overall corporate goal. The Committee used GAAP earnings in its analysis and determination. The Committee determined that the use of GAAP earnings was the appropriate benchmark for incentive bonuses for the year based on the decision to acquire Oak Hill Financial and the attendant purchase accounting adjustments incurred. The earnings per share goal may be adjusted by the Committee, in its sole discretion, for items attributed to non-core operating events impacting the Corporation’s core operating results, such as mergers and acquisitions, unusual gains or losses, significant asset sales or other out-of-the ordinary or one-time events which significantly impact the normal operations. No adjustments were made for the year 2007 analysis. The Corporation also achieved its target level in ROE and its minimum target in ROA.

If the minimum overall corporate goal is not satisfied in a fiscal year, the Compensation Committee has the discretion to grant annual incentive awards for named executive officers and may adjust individual performance targets, which are discussed below and determine the amount of an incentive award, accordingly. The Compensation Committee did not make any such adjustments for the 2007 fiscal year.

Determination of Incentive Award Amounts. If the eligibility thresholds discussed above have been satisfied, the Compensation Committee determines the amount of an executive’s annual cash incentive award based on the executive’s target incentive award and the satisfaction of individual performance targets.

Target Annual Incentive Awards. The table below sets forth certain information regarding the target, maximum and actual annual incentive awards for each named executive officer for the fiscal year ended December 31, 2007.

ANNUAL INCENTIVE AWARDS

Name	Maximum Incentive Award - % of Base Salary	Maximum Incentive Award - $	Target Incentive Award - $	Actual 2007 Incentive Award - $
Paul M. Limbert President & Chief Executive Officer	50%	$180,000	$180,000	$180,000
Robert H. Young Executive Vice President & Chief Financial Officer	45%	$102,596	$102,596	$102,596
Dennis G. Powell Executive Vice President & Chief Operating Officer	45%	$115,203	$115,203	$115,203
Jerome B. Schmitt Executive Vice President—Trust & Investments	45%	$98,100	$98,100	$77,199
Kristine N. Molnar Executive Vice President—Markets	15%	$30,137	$30,137	$27,183

As shown in the table above, the maximum annual incentive award that a named executive officer may receive is based on a percentage of the executive’s annual base salary. The maximum annual incentive award an executive may receive is 115% of the executive’s individual metric for any one measurement category but the overall bonus cannot exceed the maximum percentage of base salary established for such officer. The Compensation Committee sets target annual incentive awards to approximate annual cash incentive awards in the 50 th percentile range for comparable positions at banks within the peer group and considers the different accountabilities and responsibilities for the CEO and the other named executive officers. For 2007, the Compensation Committee determined that the target annual incentive award for our CEO would be equal to 50% of his base salary, which was $180,000. The Compensation Committee determined that the 2007 target annual incentive award for our CFO would be 45% of his base salary, or $102,596. In addition, the Compensation Committee set the target annual incentive awards for Dennis G. Powell, Jerome B. Schmitt and Kristine N. Molnar at 45%, 45% and 15%, respectively, of each officer’s base salary. See the table above for a comparison of the annual incentive award actually paid to each named executive officer in 2007 compared to the target and maximum awards that each executive could have received.

Individual Performance Targets. The Compensation Committee sets individual performance targets for each of the named executive officers. For all of our named executive officers, annual incentive awards are based on the following measures of Corporation performance: return on assets (“ROA”), return on equity (“ROE”), and earnings per share (“EPS”). In addition, Jerome B. Schmitt’s annual incentive awards are also based on certain specific business unit performance targets. These goals are established through the business planning process which develops an annual budget and are then recommended to the Compensation Committee by our Chief Executive Officer. The Compensation Committee then establishes the individual performance targets based in part on such recommendations. The Compensation Committee also retains some discretion to determine annual incentive awards outside of the relevant performance targets, as described below.

For each named executive officer, their specific performance targets are weighted according to the extent to which the executive will be evaluated for delivering the results on the targets. The targets are set so that they are attainable if the Corporation meets its budgeted goals for the year. Since the Corporation did meet its budgeted goals for 2007, there was a corresponding impact on the bonuses paid for each of the named executive officers.

The Committee discretion portion is determined by the Committee utilizing a number of factors, including: (i) attainment of goals, (ii) opportunities for attainment, (iii) marketplace impact, (iv) competition, (v) effectiveness in performance and (vi) individual performance.

Payment of Annual Incentive Awards. Annual incentive awards for each named executive officer are calculated by multiplying the weighting assigned to a performance target by the target incentive award for the executive. The resulting product is then multiplied by the actual percentage achieved for that performance target. The Compensation Committee does this for each performance target, with the sum of all performance targets for a named executive officer generally being the annual incentive award for the executive. The calculation of the 2007 annual incentive award for Paul Limbert, our CEO, is set forth below as an example of how annual incentive awards are calculated under the formula described.

Paul Limbert. Mr. Limbert’s target annual incentive award for 2007 was $180,000, representing 50% of his base salary. His actual incentive award was $180,000. The Compensation Committee, applying the formula described above, determined Mr. Limbert’s annual incentive award as follows:

•

ROA—20% weighting multiplied by the $180,000 target award, which equals $36,000. $36,000 was then multiplied by 102.83% of target ROA, which was the percentage of target ROA actually achieved for 2006. This yielded an incentive award of $37,019 for ROA.

•

ROE—30% weighting multiplied by the $180,000 target award, which totals $54,000. $54,000 was then multiplied by 99.253% of target ROE, which was the percentage of target ROE actually achieved for 2006. This yielded an incentive award of $53,597 for ROE.

•

EPS—30% weighting multiplied by the $180,000 target award, which equals $54,000. $54,000 was then multiplied by 99.524% of target EPS, which was the percentage of target EPS actually achieved for 2006. This yielded an incentive award of $53,743 for EPS.

•

Compensation Committee Discretion—20% weighting multiplied by $180,000, which totals $36,000. $36,000 was then multiplied by 100% awarded by the Compensation Committee. This yielded an incentive award of $36,000 granted pursuant to the Compensation Committee Discretion.

Mr. Limbert’s total annual incentive award for 2007 was then calculated by adding each of the following dollar amounts yielded for each component of his performance targets: $37,019, $53,597, $53,743, and $36,000. These totaled an annual incentive award of $180,359 which was reduced to the maximum amount of $180,000 for Mr. Limbert.

The Compensation Committee, at its discretion, allocates a portion of the annual cash bonus awarded to a deferred payout period. The deferred payout portion is then spread ratably over a three-year period beginning in the third year following the award of compensation. Thus, the annual bonus includes both a currently paid portion and a deferred portion. The Committee believes the deferral serves as an executive retention incentive in that an executive terminating his or her employment before deferred amounts are paid out forfeits such unpaid amounts. For 2007, we deferred the payment of the following amounts of each of our named executive officer’s annual bonuses: Mr. Limbert $40,000, Mr. Young $10,000, Mr. Powell $10,000, Mr. Schmitt $10,000 and Ms. Molnar $10,000.

Long-Term Incentive Compensation

Our Compensation Committee believes that long-term incentive compensation is an important component of our compensation program because it has the affect of retaining and motivating executives, aligning executives’ financial interests with the interests of shareholders, and rewarding the achievement of the Corporation’s long-term strategic goals. Two types of long-term incentive awards are available to grant to executive officers under the Corporation’s Incentive Plan:

•	Stock options; and

•	Long-term cash bonuses.

Stock Options. Stock options provide our executive officers with the opportunity to purchase and maintain an equity interest in the Corporation and to share in the appreciation of the value of our stock. The Compensation Committee utilizes stock options as a compensation tool because they focus executives on the Corporation’s long-term performance, including stock appreciation. The Compensation Committee awards stock options in amounts and subject to terms and conditions intended to be competitive with those awarded for comparable positions at banks within the peer group. The Compensation Committee receives recommendations from our Chief Executive Officer for executive officers other than himself and provides overall compensation expense calculations for such awards. All stock options granted to executive officers in 2007 were granted from our shareholder-approved Incentive Plan. Some features of our stock option program include:

•

Options are structured as either performance-based or time-based vesting and vest ratably over a designated period, assuming pre-established earnings per share targets are met for performance-based options and the lapse of the designated period for time-based options. They are exercisable as they vest over the vesting period.

•	If earnings per share targets for a given year are not met, options are forfeited;

•	The term of each grant does not exceed 10 years;

•	As defined in our Incentive Plan, the exercise price is equal to the closing market price on the day prior to the grant date (we do not grant discounted stock options);

•	Grants do not include “reload” or “restored” provisions; and

•	Repricing of stock options is prohibited.

On May 16, 2007, the Compensation Committee awarded stock options with a term of seven years to certain executive officers, including our named executive officers. The options vested as of December 31, 2007. See the Outstanding Equity Awards at Fiscal Year End table and related footnotes on page 28, for a description of the outstanding options of our named executive officers.

Long-Term Cash Bonuses

Under the long-term bonus portion of our Incentive Plan, participating key employees have an opportunity to earn incentive compensation, if any, based on the actual achievement of performance goals set for that key employee over several fiscal years. The Compensation Committee has not utilized this optional benefit feature of our Incentive Plan and has elected to simply defer payment of a portion of the annual bonus award each year to create a deferred payment feature subject to future service.

Retirement Plans

The Corporation maintains a defined benefit pension plan, which we refer to as the Defined Benefit Plan, and an Employee Stock Ownership and 401(k) Plan, for all employees and a Supplemental Employee Retirement Plan, which we refer to as the SERP, for certain executive officers.

Defined Benefit Plan

Under the Defined Benefit Plan, which is compulsory and noncontributory, the compensation covered is the salary of a participant as limited by applicable IRS regulations. The benefit payable under the Defined Benefit Plan is a function of a participant’s highest consecutive five-year average annual covered compensation during the ten years immediately prior to retirement and credited years of service while a plan participant.

Average compensation for named executives as of the end of 2007 is: Mr. Limbert, $445,712; Mr. Young, $305,130; Mr. Schmitt, $270,460; Ms. Molnar, $222,908; and Mr. Powell, $294,625. The estimated years of service for each named executive are as follows: Mr. Limbert: 30.7; Mr. Schmitt: 35.0; Ms. Molnar: 23.5; Mr. Powell: 3.2; and Mr. Young: 6.7. See the Pension Benefits Table on page 29 for an estimation of the present value of the retirement benefits (qualified plan only) that each of our named executive officers would receive if he or she retired at age 65. The defined benefit plan has a maximum individual annuity payout of $60,000 per year. Under current IRS rules only annual compensation of $220,000 (for 2007) or less is considered covered compensation for defined benefit plan purposes.

WesBanco KSOP Plan

The WesBanco Employee Stock Ownership and 401(k) Plan (the “KSOP Plan”) is a qualified non-contributory employee stock ownership plan with a deferred savings plan feature under Section 401(k) of the Internal Revenue Code. The employee stock ownership feature of the KSOP Plan (the “ESOP”) was adopted by the Corporation on December 31, 1986, and subsequently amended and restated effective January 1, 1996, to add 401(k) pre-tax savings features (the “KSOP”). All employees of the Corporation, together with all employees of our subsidiary companies which adopt the KSOP Plan, are eligible to participate in the KSOP on the first day of the month following completion of sixty (60) days of service and attaining age 21. The KSOP Plan is administered by a Committee appointed by the Board of Directors of the Corporation.

The Board of Directors has the ability to authorize discretionary contributions to the KSOP Plan. During 2007 no discretionary contributions were made to the ESOP.

As of December 31, 2007, the Plan Trust held 560,991 shares or 2.11% of the outstanding shares of the Corporation’s common stock, all of which are allocated to specific employee accounts for both the ESOP component and the 401(k) savings component. No shares were allocated to the named executive officers for 2007 under the ESOP component of the KSOP Plan.

As of December 31, 2007, the account balances in the KSOP Plan for each of the named executive officers is as follows: Mr. Limbert, $371,571; Mr. Young, $131,350; Mr. Powell, $67,439; Ms. Molnar, $264,576 and Mr. Schmitt, $347,694.

SERP

The Corporation maintains a supplemental executive retirement plan (“SERP”) for certain of its executive officers, including all of its named executive officers, except for Mr. Powell. Although benefits under the SERP are unsecured, the Corporation funds payment of certain of such benefits through bank owned life insurance arrangements where appropriate or available. The SERP is a non-qualified retirement benefit. See footnote 3 to the Summary Compensation Table on page 25 for the accrued benefits for the named executive officers.

The SERP provides for payment of a scheduled annual benefit at normal retirement age of 65 of a fixed amount which was set at the time of adoption, payable annually for a period of 10 years. The plan further provides, pursuant to a schedule, for (i) a reduced early retirement benefit, (ii) a disability retirement benefit, and (iii) for certain officers a benefit payable upon a termination of employment other than due to death, disability or retirement within three years after a change of control (as defined in the plan) of the Corporation. Each of these annual benefits is payable in monthly installments for a period of 10 years beginning with the month following the date that the executive attains age 65.

Death benefits also are payable under the SERP. If the executive dies prior to any termination of employment with the Corporation, the executive’s designated beneficiary is entitled to a payment of a death benefit under a split dollar life insurance agreement. If the executive dies after payment of retirement benefits under the plan has commenced, any remaining benefit payments will be paid to the executive’s designated beneficiary in the same manner as they would have been paid to the executive. In addition, if the executive dies after termination of employment with the Corporation and prior to the commencement of any payment of retirement benefits under the plan, the executive’s designated beneficiary will be entitled to receive payment of the executive’s retirement benefit under the plan beginning with the month following the executive’s death.

Four of the five officers named in the Summary Compensation Table have supplemental retirement plan benefits, each payable for a ten year term beginning at age 65. Mr. Limbert has an annual benefit in the amount of $100,000, Mr. Schmitt an annual benefit in the amount of $60,000, Ms. Molnar an annual benefit in the amount of $40,000 and Mr. Young an annual benefit in the amount of $40,000. For more information about the SERP, see the Pension Benefits Table on page 29 and the section entitled “Potential Payments Upon Termination or Change in Control” on page 31.

Why We Maintain the Defined Benefit Plan, KSOP and SERP

The Corporation is a product of an active mergers and acquisitions program and we have evolved and grown from a local community bank into a regional bank holding company over a period of years. Historically, we maintained a single form of pension benefit which is the Defined Benefit Plan. Many of our long term employees have significant vested benefits under the Defined Benefit Plan and, therefore, the plan has been viewed as an important source of financial security to the vast majority of long-term employees.

However, due to the costs of administration of the Defined Benefit Plan and the caps in benefits payable under the plan, its flexibility in meeting the retirement needs of our executive officers became problematic. Additionally, as acquisitions and recruitment brought into the Corporation new employees with limited vesting opportunities under the Defined Benefit Plan and experience with more flexible salary replacement retirement programs, the need to offer a broader array of retirement benefits became a competitive necessity. The Committee did recommend the closure of the defined benefit pension plan to new participants in 2007 which was approved by the Board and implemented by plan amendment.

Additionally, the limitations and costs of our Defined Benefit Plan caused us to pursue other strategies designed to provide salary replacement programs for retirement planning for our executive officers. Recruitment of experienced executive officers also required more flexible benefit programs to offset career change disadvantages and to offer offsetting benefit programs. The Corporation adopted an employee stock ownership plan in 1986 and then it evolved into a 401(k) benefit plan which was enhanced in 2005 to make it more competitive. The Compensation Committee believes that the benefit plans offered are competitive with that provided by other banks with which we compete for executive talent.

Perquisites and Other Benefits

In addition to the annual and long-term compensation described above, named executive officers receive other benefits and items of compensation. Such benefits and other items of compensation include, among others,: group life insurance, club dues and supplemental group life insurance. These benefits are provided to increase the availability of the executives to focus on the business of the enterprise. The costs associated with providing these benefits and other items of compensation for our named executive officers are reflected in the Summary Compensation Table on page 25. A chart disclosing the value of these additional items is found on page 26 entitled “All Other Compensation”.

Executive officers participate in other employee benefit plans generally available to all employees on the same terms as similarly situated employees. These plans include medical, dental, group life insurance and group disability programs, as well as health savings accounts for reimbursement of medical expenses. Our

Compensation Committee has requested that we disclose all perquisites provided to our named executive officers in the Summary Compensation Table on page 25 even if the perquisites fall below the disclosure thresholds under the SEC rules.

Deferred Compensation Opportunities

Another aspect of our executive compensation program is the WesBanco, Inc. Deferred Compensation Plan, which we refer to as the Deferred Compensation Plan. The Deferred Compensation Plan is a voluntary, non-tax qualified, deferred compensation plan available to our directors and employees specifically named by our Compensation Committee, which employees include all of our named executive officers, to enable them to save for retirement by deferring from 1% to 100% of their base salary and bonus or director fees. The Deferred Compensation Plan permits, but does not require, the Corporation to make matching contributions with respect to participating employees, but not for directors. Balances for participating employees and directors are deemed invested in investment vehicles permitted from time to time by the Board of Directors in advance and credits (or debits) for investment experience may be made from time to time based on individual fund elections similar to what participants in the KSOP are permitted to make. One of the purposes of the plan is to permit the Corporation to supplement retirement benefits for executive officers who will not, because of age or service requirements, realize any significant benefits under the Corporation’s qualified benefit plans. In addition, the Compensation Committee believes that the Deferred Compensation Plan is competitive with that provided by other banks with which we compete. During 2007, the Corporation made matching contributions for only one of our named executive officers, Dennis G. Powell, in the amount of 4% of his base salary. See the Nonqualified Deferred Compensation Table on page 30 for additional information about the Deferred Compensation Plan for our named executive officers.

Bank Owned Life Insurance Program

In 2002, the Corporation implemented a new bank owned life insurance program which was primarily designed to offset the cost of certain employee benefit plans. The policies purchased are primarily Modified Endowment Contracts, and it is the Corporation’s intention to hold the insurance until the ultimate death of each insured. The Corporation addressed West Virginia’s insurable interest requirements by offering the program only to officers, required their written consent to participate in the program, and irrevocably assigned a $25,000 death benefit for each insured to be paid to the insured’s beneficiary upon the death of the insured directly from the Corporation’s general accounts.

Specifically, the program insures approximately 95 officers, at the level of assistant vice president or higher. Each officer has consented to participate in the program. Each officer has also been irrevocably assigned a $25,000 death benefit in the policy proceeds on the employee’s life which is payable to the insured’s designated beneficiary upon the death of the insured. On average, the death benefit payable to the Corporation as a multiple of salary is approximately twelve times annual salary. All of the named executive officers, except Mr. Powell, have such policies for the primary benefit of the Corporation against their lives, and only if such policies remain in force by the Corporation until their death would the above-noted $25,000 supplemental benefit be paid to their beneficiaries.

Employment Contracts

The Corporation and its subsidiaries provide certain executive officers, including our named executive officers, with written employment contracts. These contracts are all substantially the same and are structured on a revolving three year term which is annually renewable. The contracts provide for discharge for cause, and terminate in the event of the death of the employee. If terminated by reason of the death of the employee, the Corporation is obligated to pay to the employee’s estate an amount equal to six months of the base salary. If terminated without cause, the employee is entitled to a severance payment equal to the greater of (i) six months of the employee’s base salary, or (ii) the base salary the employee would have received had he continued to be employed throughout the end of the then existing term of the agreement. There are no golden parachute type provisions contained in the contracts, no change in control provisions, tax gross up provisions or other similar provisions. See the section entitled “Potential Payments Upon Termination or Change in Control,” including the related tables, beginning on page 31 for an estimate of the benefits that our named executive officers would be entitled to receive pursuant to their respective employment agreements under various employment termination scenarios.

Though the employment contracts for each executive officer contain termination provisions which would permit salary continuation under certain circumstances in the event the contracts are terminated by the Corporation, the Change in Control Agreements, described in the next succeeding section, contain superseding provisions that supersede and replace the termination benefits under an employee’s employment contract in the event of a termination or severance of such an executive officer’s employment subsequent to a change in control. Thus, the employee can elect a termination payment only under one form of benefit, either the employment contract or the Change in Control Agreement and if the employee elects a benefit under the Change in Control Agreement, no termination benefit is payable under the employee’s employment agreement.

Change in Control Agreements

The Corporation has entered into agreements with all of our named executive officers and with certain other officers to encourage those key officers not to seek other employment because of the possibility of another entity’s acquisition of the Corporation. These agreements were designed to secure the executives’ continued service and dedication to the best interests of shareholders in the face of the perception that a change in control could occur, or of an actual or threatened change in control. Because of the amount of acquisition activity in the banking industry, the Board of Directors believed that entering into these agreements was in our shareholders’ best interests.

The agreements operate only upon the occurrence of a “change in control” as defined in the agreements. Absent a change in control, the agreements do not require us to retain the executives or to pay them any specified level of compensation or benefits. Each agreement provides that if a change in control of the Corporation or our bank subsidiary which employs the employee occurs, we will be obligated to continue to employ the executive during the time period starting upon the occurrence of a change in control and ending two years thereafter (or, if earlier, at the executive’s retirement date under established rules of the Corporation’s tax-qualified retirement plan).

Generally, and subject to certain exceptions, a “change in control” shall be deemed to have occurred if (i) final regulatory approval is obtained for any party to acquire securities of the Corporation and/or the Subsidiary representing 20% or more of the combined voting power of the Corporation’s or the Subsidiary’s then outstanding securities; (ii) during any two consecutive years, there is a significant change in the Corporation’s or the Subsidiary’s Board of Directors not approved by the incumbent Board; or (iii) final regulatory approval is obtained for a plan of complete liquidation or dissolution or sale of all or substantially all of the Corporation’s or the Subsidiary’s assets or certain significant reorganizations, mergers and similar transactions involving the Corporation or the Subsidiary.

If during this two-year period the executive is discharged without cause or resigns for good reason, then the executive shall receive a lump sum payment equal to a multiple from one to three times (i) the highest rate of the executive’s annual base salary in effect prior to the date of termination, and (ii) the greater of the executive’s average annual bonus over the one to three year period ending prior to the date of termination, or the executive’s bonus established for the annual bonus year in which the date of termination occurs. If an excise tax under Section 4999 of the Internal Revenue Code applies to these payments, the Corporation will either pay the executive a reduced amount as a lump sum or over an extended period of years such that the net present value of such payments would not cause an excise tax to become due. In addition, for a period of 18 months from the date of termination, the executive and/or the executive’s family generally will continue to receive insurance and health care benefits equivalent to those in effect immediately prior to the date of the change in control.

The Board considered both so-called “single trigger” change in control arrangements, which generally entitle an executive to benefits if the executive’s employment is terminated for any reason during a specified period after a change in control, and “double trigger” change in control arrangements, which typically require the executive’s termination to be involuntary or the executive’s resignation to be for good reason. The Board elected “double-trigger” change in control agreements because the Board was of the view that requiring the executive’s employment termination to be involuntary or for good reason would adequately mitigate the personal concerns of executives in connection with potential change in control scenarios and satisfy the purpose of the agreements.

See the section entitled “Potential Payments Upon Termination or Change in Control,” including the related table, beginning on page 31 for an estimate of the benefits that our named executive officers would be entitled to receive under certain scenarios pursuant to their respective change in control agreements as a result of a change in control.

Tax Deductibility of Compensation

Under Section 162(m) of the Internal Revenue Code, publicly-held corporations generally may not take a tax deduction for compensation in excess of $1 million paid to any named executive officer during any fiscal year. There is an exception to the $1 million limitation for performance-based compensation meeting certain requirements. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, our Compensation Committee has not adopted a policy requiring all compensation to be deductible. However, the Compensation Committee considers deductibility under Section 162(m) with respect to compensation arrangements for executive officers. In 2007, none of our executive officers received compensation that the Corporation could not deduct by reason of Section 162(m).

Our Policies With Respect to the Granting of Stock Options

Stock options may be granted by either the Compensation Committee or the full Board. The Board generally does not grant options, although the Compensation Committee regularly reports its activity, including approval of grants, to the Board.

Timing of Grants. Stock options are granted at regularly scheduled meetings of the Compensation Committee. These meetings occur approximately one month after our annual shareholders meeting at which we also approve salary adjustments. On limited occasion, grants may occur at an interim meeting of the Compensation Committee, primarily for the purpose of approving a compensation package for newly hired or promoted executives. The timing of these grants is driven solely by the activity related to the need for the hiring or promotion; not our stock price or the timing of any release of company information.

Option Exercise Price. The exercise price of a newly granted option (that is, not an option assumed in, or granted in connection with, an acquisition) is the closing price on the Nasdaq on the day before the date of grant as set forth in the Incentive Plan.

Stock Ownership Guidelines

While the Compensation Committee believes that it is in the best interests of shareholders for our officers to own a significant amount of common stock of the Corporation and strongly encourages that our executives do so, our executive officers are not required to own any specific amounts of our common stock.

Review of All Components of Executive Compensation

The Compensation Committee reviews all components of compensation paid to or earned by our named executive officers, including salary, annual and long-term incentive compensation, accumulated realized and unrealized equity-based gains, the dollar value to the executive and cost to the Corporation of all perquisites and other personal benefits, the earnings and accumulated payout obligations under our deferred compensation plans, the actual projected payout obligations under our supplemental retirement income plan and the hypothetical payout obligations under several potential severance and change-in-control scenarios. When the Compensation Committee considers setting various compensation components for our named executive officers, the Compensation Committee takes into consideration the aggregate amounts and mixes of all the principal components, in addition to peer group information.

Compensation Committee Report

The Compensation Committee of the Corporation has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

John W. Fisher, II, Chairman

Christopher V. Criss

Robert E. Kirkbride

Vaughn L. Kiger

R. Peterson Chalfant

Henry L. Schulhoff

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Option Awards ($)[2]	Non-Equity Incentive Plan Compensation ($)[3]	Change in Pension Value and Nonqualified Deferred Compensation Earnings[4] ($)	All Other Compensation ($)[5]	Total ($)
(a)	(b)	(c)	(f)	(g)	(h)	(i)	(j)
Paul M. Limbert President & Chief Executive Officer	2007 2006	345,615¹ 319,442¹	29,700 —	180,000 150,892	90,013 114,693	16,978 16,597	662,306 601,624

Robert H. Young Executive Vice President & Chief Financial Officer	2007 2006	224,441 216,459	12,375 —	102,596 81,598	24,318 44,796	14,023 4,350	377,753 347,203

Dennis G. Powell Executive Vice President & Chief Operating Officer	2007 2006	248,366¹ 233,612¹	14,850 —	115,203 99,122	21,570 23,044	20,321 17,192	420,310 372,970

Jerome B. Schmitt Executive Vice President— Trust & Investments	2007 2006	214,599 206,956	9,900 —	77,199 62,396	33,340 60,474	12,796 14,712	347,834 344,538

Kristine N. Molnar Executive Vice President— Markets	2007 2006	198,758¹ 193,019¹	9,900 —	27,183 27,078	10,188 4,888	10,905 12,271	256,934 237,256

[1]	Includes amounts deferred under the WesBanco, Inc. Deferred Compensation Plan, which is described on pages 30 and 31.
[2]

Amounts in this column reflect the expense recognized for financial statement reporting purposes, in accordance with FAS 123R, with respect to awards of options to purchase WesBanco common stock, which may include option awards during the indicated fiscal year or earlier; however, the estimate of forfeitures related to service-based vesting conditions is disregarded for purposes of this valuation. For details of individual grants of stock options during 2007 please see the Grants of Plan-Based Awards table below. Refer to Note 14 under Part II, Item 8. “Financial Statements and Supplementary Data” of our Form 10-K for the year ended December 31, 2007 for the relevant assumptions used to determine the valuation of stock option awards. During 2007, the following performance based options from grants in 2005 and 2006 were forfeited due to the Corporation not meeting the pre-established performance targets: Mr. Limbert – 6,000, Mr. Young – 4,333, Mr. Powell – 4,667, Mr. Schmitt – 4,333 and Ms. Molnar – 3,666.

[3]

Represents cash payments made pursuant to the WesBanco, Inc. Key Executive Incentive Bonus and Option Plan, which is discussed on pages 27 through 31. Includes amounts earned under the Incentive Plan, the payout of which has been deferred by the Compensation Committee. These deferred amounts are payable over a three year period in equal one-third installments beginning in the third year following the award.

[4]

The amounts in this column reflect the actuarial increase in the present value of the named executive officer’s benefits under all of our pension plans, determined using interest rate and mortality rate assumptions consistent with those used in our financial statements, except that retirement age is assumed to be as of age 65 for a normal retirement and as of age 60 for an early retirement (if such benefit is greater of the two), as defined in the applicable plan, and includes amounts which the named executive officer may not currently be entitled to receive because such amounts are not vested.

[5]	Includes all other compensation as described in the table entitled “All Other Compensation” on page 26.

Perquisites and Other Benefits

Perquisites and other benefits represent a small part of the Corporation’s compensation package, and are offered only after consideration of business need. The primary perquisites are matching contributions to amounts deferred from compensation by the Corporation’s executive officers, club dues, group life insurance and split dollar benefits. The following chart lists the principal perquisites and personal benefits which are included in the Summary Compensation Table as “All Other Compensation”, found on page 25.

ALL OTHER COMPENSATION

	401(k) Match	401(k) True Up	Group Life Imputed Income	Club Dues	Split Dollar Imputed Income	Deferred Compensation Match	Supplemental Life Dollar Value	Total Perquisites
Paul M. Limbert, President & Chief Executive Officer	$9,021	$—	$1,922	$720	$4,091	$—	$1,224	$16,978

Robert H. Young, Executive Vice President & Chief Financial Officer	$9,036	$3,408	$690	$—	$416	$—	$473	$14,023

Dennis G. Powell, Executive Vice President & Chief Operations Officer	$4,076	$4,600	$1,290	$420	$—	$9,935	$—	$20,321

Jerome B. Schmitt, Executive Vice President—Trust & Investments	$7,997	$—	$1,290	$720	$1,901	$—	$888	$12,796

Kristine N. Molnar, Executive Vice President— Markets	$7,947	$5	$1,290	$—	$944	$—	$719	$10,905

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	All Other Option Awards Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	FMV of Stock Price @ close of business on the day the award was granted.	Grant Date Fair Value of Stock and Option Awards [1]
(a)	(b)	(j)	(k)	(l)	(m)
Paul M. Limbert President & Chief Executive Officer	05/16/2007	6,000	$30.75	$31.05	$29,700

Robert H. Young Executive Vice President & Chief Financial Officer	05/16/2007	2,500	$30.75	$31.05	$12,375

Dennis G. Powell Executive Vice President & Chief Operating Officer	05/16/2007	3,000	$30.75	$31.05	$14,850

Jerome B. Schmitt Executive Vice President— Trust & Investments	05/16/2007	2,000	$30.75	$31.05	$9,900

Kristine N. Molnar Executive Vice President— Markets	05/16/2007	2,000	$30.75	$31.05	$9,900

¹	Refer to Note 14 under Part II, Item 8, “Financial Statements and Supplementary Data” of our Form 10-K for the year ended December 31, 2007 for the relevant assumptions used to determine the valuation of stock option awards.

Key Executive Incentive Bonus and Option Plan

The Board of Directors of the Corporation adopted and approved effective February 19, 1998 (the “Effective Date”), the Incentive Plan. The Incentive Plan was approved by the stockholders of the Corporation on April 15, 1998, and the stockholders approved an increase in the amount of stock available under the Incentive Plan to 1,000,000 shares on April 18, 2001. The Incentive Plan is administered by the Compensation Committee of the Corporation1.

The Incentive Plan is designed to pay incentive compensation, in the case of Annual Bonus or Long Term Bonus or permit granting of Stock Options if the Committee determines, after review of all applicable measurements and circumstances, predetermined performance goals or other eligibility criteria are actually achieved. If the Committee determines that applicable performance goals have not been met for a particular measurement period, no incentive compensation will be paid and/or no options will become vested with respect to that measurement period unless the award was based on other criteria.

The Board of Directors of the Corporation is involved in the operation of the Incentive Plan to the extent of determining whether Annual Bonus awards will be made for a particular fiscal year and/or whether Long Term Bonus awards will be made available for a particular series of fiscal years and informing the Committee of the Board’s priorities as to performance goals. The Committee makes awards and determines the amount, terms and conditions of each such award as well as the respective performance goals to be achieved in each period by the participants. The Committee has the sole discretion to interpret the Incentive Plan, establish and modify administrative rules, impose conditions and restrictions on awards, and take such other actions as it deems necessary or advisable, including, but not limited to, considering the effect, if any, of extraordinary items or special circumstances on the ability of one or more participants (each a “Key Employee”) to achieve performance goals for a period.

The Incentive Plan provides for awards of up to 1,000,000 shares of Common Stock. The number of shares available for issuance under the Incentive Plan is subject to anti-dilution adjustments upon the occurrence of significant corporate events. The shares offered under the Incentive Plan are either authorized and unissued shares or issued shares which have been reacquired by the Corporation and held in treasury.

The Incentive Plan consists of three portions: the Annual Bonus Portion, the Long Term Bonus Portion and the Stock Option Portion. A Key Employee may participate in one or more portions simultaneously. The Annual Bonus Portion provides a participating Key Employee an opportunity to earn incentive compensation, if any, based on the actual achievement of performance goals set for that Key Employee over a fiscal year of the Corporation. Under this program a total of $895,369 in cash was allocated and paid for such bonuses in 2007 of which $502,181 was paid to the officers noted on the Summary Compensation Table.

The Committee may grant to a Key Employee stock options which do not qualify as incentive stock options (“non-qualified stock options”). The terms and conditions of stock option grants including the quantity, price, waiting periods, and other conditions on exercise are determined by the Committee but the exercise price per share may not be less than the fair market value of a share on the date of the grant. Options may vest over a period of time determined by the Committee based on the elapse of time or the actual achievement of performance goals set by the Committee at the time of grant. Under the Incentive Plan, if a Change in Control occurs, all stock options will become vested and exercisable and all opportunities for Annual Bonus and Long Term Bonus will be deemed earned and be immediately payable.

During the year 2007, the Compensation Committee awarded time based options to certain executive officers, including those listed in the Summary Compensation Table. The options vested on December 31, 2007,

[1]	Capitalized terms not herein defined in this section have the meanings given to them in the Incentive Plan.

and are disclosed for the named executive officers in the above chart titled Grants of Plan-Based Awards. For outstanding options for the named executive officers see the following chart titled Outstanding Equity Awards at Fiscal Year End.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)		(e)	(f)	(g)	(h)	(i)	(j)
Paul M. Limbert President & Chief Executive Officer	4,444	—	—		29.50	02/12/2008	N/A	N/A	N/A	N/A
	5,000	—	—		22.00	04/26/2010
	9,000	—	—		20.74	04/17/2011
	30,000	—	—		23.96	11/19/2012
	10,000	—	—		26.60	05/18/2014
	—	—	2,000	[1]	29.86	05/16/2016
	6,000	—	—		30.75	05/16/2014

Robert H. Young Executive Vice President & Chief Financial Officer	10,000	—	—		23.96	11/19/2012	N/A	N/A	N/A	N/A
	6,667	—	—		26.60	05/18/2014
	—	—	1,333	[1]	29.86	05/16/2016
	2,500	—	—		30.75	05/16/2014

Dennis G. Powell Executive Vice President & Chief Operating Officer	—	—	1,667	[1]	29.86	05/16/2016	N/A	N/A	N/A	N/A
	3,000	—	—		30.75	05/16/2014

Jerome B. Schmitt Executive Vice President—Trust & Investments	2,500	—	—		22.00	04/26/2010	N/A	N/A	N/A	N/A
	3,000	—	—		20.74	04/17/2011
	15,000	—	—		23.96	11/19/2012
	3,333	—	—		26.60	05/18/2014
	—	—	1,333	[1]	29.86	05/16/2016
	2,000	—	—		30.75	05/16/2014

Kristine N. Molnar Executive Vice President—Markets	2,500	—	—		23.96	11/19/2012	N/A	N/A	N/A	N/A
	1,667	—	—		26.60	05/18/2014
	—	—	1,333	[1]	29.86	05/16/2016
	2,000	—	—		30.75	05/16/2014

[1]

Stock Options granted on May 16, 2006 that have not been forfeited. Options vest equally at the end of the each of the three fiscal years covered by the performance criteria if performance levels are met. Accordingly, these amounts will vest on December 31, 2008, if performance criteria are satisfied. See the section entitled “Long-Term Incentive Compensation—Stock Options” beginning on page 18 for more information about the performance criteria required to be met for the stock options to vest. The stock options granted on May 17, 2005 have all been forfeited, as were options granted on May 16, 2006, that would have vested on December 31, 2006 and 2007.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Paul M. Limbert, President & Chief Executive Officer	—	—	N/A	N/A

Robert H. Young, Executive Vice President & Chief Financial Officer	—	—	N/A	N/A

Dennis G. Powell, Executive Vice President & Chief Operating Officer	—	—	N/A	N/A

Jerome B. Schmitt, Executive Vice President—Trust & Investments	—	—	N/A	N/A

Kristine N. Molnar, Executive Vice President—Markets	—	—	N/A	N/A

Pension Benefits

The table below shows the present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each such named executive officer, under each of the Pension Plan and the Supplemental Retirement Plan determined using interest rate and mortality rate assumptions consistent with those used in the Corporation’s financial statements. Information regarding the Pension Plan and the Supplemental Retirement Plan can be found in the text following the table.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
Paul M. Limbert President and Chief Executive Officer	WesBanco, Inc. Defined Benefit Pension Plan	30.7	407,950	—
	Executive Officer Supplemental Retirement Plan	7.7	342,932	—

Robert H. Young Executive Vice President and Chief Financial Officer	WesBanco, Inc. Defined Benefit Pension Plan	6.7	81,740	—
	Executive Officer Supplemental Retirement Plan	4.0	44,454	—

Dennis G. Powell Executive Vice President and Chief Operating Officer	WesBanco, Inc. Defined Benefit Pension Plan	3.2	63,341	—

Jerome B. Schmitt Executive Vice President—Trust & Investments	WesBanco, Inc. Defined Benefit Pension Plan	35.0	336,678	—
	Executive Officer Supplemental Retirement Plan	7.7	157,368	—

Kristine N. Molnar Executive Vice President— Markets	WesBanco, Inc. Defined Benefit Pension Plan	23.5	345,915	—
	Executive Officer Supplemental Retirement Plan	7.7	84,617	—

The Corporation maintains a defined benefit pension plan for all employees and a Supplemental Employee Retirement Plan for certain executive officers. The preceding pension benefits table lists the approximate present value of the retirement benefits (qualified plan only) an executive officer would receive if he or she retired at age 65. Amounts are based on a full life annuity form for the defined benefit plan.

Under the defined benefit plan, a participant’s compensation covered by the Corporation’s pension plan is cash compensation reported on the Form W-2 plus 401(k) Plan elective deferrals and Section 125 contributions made by the employee (as reported in the Summary Compensation Table), for the 60 consecutive months out of the last 120 consecutive months of the participant’s career for which such average is the highest, or in the case of a participant who has been employed for less than 60 months, the period of his employment with the Corporation. The plan benefit is not subject to any offset for social security benefits. Under current IRS rules only annual compensation of $220,000 (for 2007) or less is considered covered compensation for defined benefit plan purposes.

The Corporation did close the defined benefit pension plan to new participants effective August 1, 2007, so that the plan will not accept new participants after that date.

In 1999, the Corporation approved and subsequently established a Supplemental Employee Retirement Plan for certain executive officers, including some of the individuals named in the Summary Compensation Table. Although benefits under the plan are unsecured, the Corporation funded payment of certain of such benefits through bank owned life insurance arrangements where appropriate or available. The plan is a non-qualified retirement benefit. The Plan’s annual accrued benefits for the named executive officers are noted in the Summary Compensation Table.

The Compensation Committee also made modifications to the form of agreement used under this Plan during 2005. At its meeting on May 18, 2005, the Committee authorized the use of a form of agreement which eliminated the change in control trigger and offered executive officers, who have such agreements, including those named in the Summary Compensation Table, the option of using either form of agreement. The benefit to those officers electing such change in form of agreement would be to eliminate any corresponding offset to their Change in Control Agreement benefits by reason of payments due under the Plan. Three of the four officers included in the Summary Compensation Table that have such agreements elected to convert to the new form of agreement.

Deferred Compensation Plan

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
(a)	(b)	(c)	(d)	(e)	(f)
Paul M. Limbert, President & Chief Executive Officer	69,123	0	4,237	0	73,360
Robert H. Young, Executive Vice President & Chief Financial Officer	N/A	0	0	0	0
Dennis G. Powell, Executive Vice President & Chief Operating Officer	143,763	9,935¹	17,265	0	170,963
Jerome B. Schmitt, Executive Vice President—Trust & Investments	N/A	0	0	0	0
Kristine N. Molnar, Executive Vice President—Markets	9,658	0	1,515	0	11,173

[1]	This amount was included in the Summary Compensation Table in Column (i) on page 25.

The Corporation also has a Nonqualified Deferred Compensation Plan which permits voluntary participation by employees specifically named by the Board of Directors, which employees include the executive officers listed in the Summary Compensation Table. The Committee also authorized the inclusion of directors into the new Deferred Compensation Plan providing for the transfer into the plan of the account balances of directors participating in the former Directors Deferred Compensation Plan which was replaced with the new plan. The new plan was adopted to meet the requirements of the American Jobs Creation Act of 2004 and its implementing regulations.

The plan permits participating executive officers and directors to elect in advance to defer from 1% to 100% of salary or director fees into the plan on an annual basis. The plan permits, but does not require, the Corporation to make matching contributions with respect to participating employees. No employer contributions can be made with respect to directors. Employer contributions to the plan for individual participants require the approval of the Board of Directors. Balances for participating employees and directors are deemed invested in investment vehicles permitted from time to time by the Board of Directors in advance and credits (or debits) for investment experience may be made from time to time. One of the purposes of the plan is to permit the Corporation to supplement retirement benefits for executive officers who will not, because of age or service requirements, realize any significant benefits under the Corporation’s defined benefit pension plan. Matching contributions from 2% to 4% were approved for two officers during the year 2007, one of whom, Dennis G. Powell, is included in the Summary Compensation Table.

Distributions are made at either the applicable date selected by participating officers or directors at the time they made their election to defer or after separation from service.

Potential Payments Upon Termination or Change in Control

The following table summarizes the estimated payments to be made under each contract, agreement, plan or arrangement which provides for payments to a named executive officer at, following, or in connection with any termination of employment including by resignation, retirement, disability or a constructive termination of a named executive officer, or our change in control or a change in the named executive officer’s responsibilities. However, in accordance with SEC regulations, we do not report in this table any amount to be provided to a named executive officer under any arrangement which does not discriminate in scope, terms, or operation in favor of our executive officers and which is available generally to all salaried employees. Also, the following table does not repeat information disclosed above under the pension benefits table, the deferred compensation table, or the outstanding equity awards at fiscal year-end table, except to the extent that the amount payable to the named executive officer would be enhanced by the termination event.

For the purpose of the quantitative disclosures in the following table, and in accordance with SEC regulations, we have assumed that the termination took place on the last business day of our most recently completed fiscal year, and that the price per share of our common stock is the closing market price as of that date—$20.60.

The Corporation has entered into employment contracts with its executive officers, including the named executive officers, which are structured on a revolving three year term which are annually renewable. These contracts do not contain an acceleration provision based on a change in control of the Corporation. If they are terminated by reason of the death of the employee, then the Corporation is required to pay the employee’s designated beneficiary an amount equal to six months of the employee’s base salary. If the employee is terminated for cause, then no severance payment is due. If the employee is terminated without cause, then the Corporation is obligated to pay the employee the greater of (i) six months of the employee’s base salary, or (ii) the base salary the employee would have received had he continued to be employed throughout the end of the then existing term of the agreement. In the event of a resignation of the employee, the Corporation is not required to pay any severance.

Severance

The Corporation has entered into Change in Control Agreements with members of senior management, including each of our named executive officers, pursuant to which the Corporation would pay certain benefits. The Corporation would make such payments only upon a change in control, and if the Corporation terminates an executive without “cause” or the executive resigns for “good reason” within two years. The term “cause” is defined in the agreements to include acts of dishonesty, disloyalty or fraud, inattention, neglect or inability to perform duties, or breach of the employee’s covenants or terms of the agreement or engaging in intentional gross misconduct. The term “good reason” is defined to include (i) assignment to duties materially inconsistent with those in effect ninety days prior to a change in control; (ii) assigning the officer to a location in excess of 35 miles from his existing location; (iii) reduction in salary in excess of 10%; (iv) failure of a successor company to assume the obligations of the agreement and (v) termination of the officer without cause.

The Corporation will pay an amount up to three times (less for certain officers) the sum of (1) the highest annual base salary in effect at any time up to termination, (2) the greater of (i) the employee’s average annual bonus over the most recent three bonus years, or (ii) the employee’s bonus for the year of termination, and (3) continuation of all medical benefits for eighteen months from the termination with premium payments the same as existed at the time of the change in control. The Corporation would pay such amount in a lump sum within thirty days following the termination.

If an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, applies to these payments, the Corporation will either pay the executive a reduced amount as a lump sum or, will pay such amount over an extended period of years such that the net present value of such payments would not cause an excise tax to become due. For more information about our Change in Control agreements, please see the section of our Compensation Discussion and Analysis entitled “Change in Control Agreements” on page 22.

Incentive Plan

The Incentive Plan does contain certain acceleration provisions which apply to benefits and options granted thereunder. In the event of the retirement or disability of an employee, each installment of incentive compensation earned for cycles completed prior to such retirement or disability shall be paid to the employee on the date such amounts would be distributable without regard to such retirement or disability and no installment shall be forfeited. In addition, the Compensation Committee may, in its sole discretion, permit such employee to receive a prorata portion of the annual bonus or long-term bonus which otherwise would have been distributable to such employee if the performance level actually achieved as of the date of his or her termination of employment had continued for the remainder of the incentive cycle and the Compensation Committee may, in its discretion, permit the exercise of any then outstanding stock option, to the extent then vested, for a period not to exceed two years after such retirement or disability. In the event of the death of an employee, each installment of incentive compensation earned for a given year completed prior to the employee’s death shall be paid to his or her beneficiary within one hundred twenty days following the date of death. In addition, the Compensation Committee may, in its discretion, permit the employee’s beneficiary to receive a prorata portion of the cash as annual bonus or long-term bonus which would otherwise have been distributable to the employee with respect to those open fiscal year and incentive cycles if the performance level actually achieved as of the date of his or her death had continued for the remainder of the fiscal year or incentive cycle. Additionally, the Compensation Committee may, in its discretion, permit the exercise of any then outstanding stock option, to the extent then vested, for a period not to exceed one year after such death.

The Incentive Plan also contains a change in control trigger provision. Under this provision, if there is in fact a change in control, then all fiscal year or incentive cycles then formed shall be deemed completed and the performance goals for each period shall be deemed to be met at the greater of (i) the target level or (ii) the level of achievement which would have been attained if actual performance to such time continued until the end of such period. Additionally, all stock options granted under the Plan shall be deemed vested and completely exercisable and all performance goals for each fiscal year or incentive cycle shall be deemed met at the superior performance level. All unpaid installments of incentive compensation earned in prior years shall be vested and distributable and, in the case of deferred installments, as if the deferral period elected by the employee had been completed. Additionally, all incentive compensation of each employee shall be distributed within ten days of the happening of the event giving rise to a change in control.

In the event of a termination of an employee for cause, the Compensation Committee may, in its discretion, determine that the employee has forfeited the right to receive any installment of any incentive compensation under the Plan and any stock option, whether or not then vested, shall be void and no longer exercisable upon the occurrence of a termination for cause.

SERP

There are two versions of the SERP used currently, one with a change in control provision and one without. Four of the five named executive officers have a SERP and three of them have agreements without a change in control feature and one has retained a form of agreement with a change in control feature. Mr. Young has retained a form of agreement with a change in control feature.

Both forms of agreement provide for an actuarially reduced benefit in the event of early termination or retirement equivalent to 100% of the accrued benefit payable to the employee at the time of such early termination or retirement. In each case, the benefit is payable at normal retirement age except that the Corporation has discretion to make a lump sum payment in lieu of the annual benefit payable for a term of ten years, discounted to present value. Both forms of agreement also provide for a disability benefit occurring prior to normal retirement age. In the event of disability, the employee is vested in his normal retirement benefit commencing in the month following his normal retirement age.

Additionally, both forms of contracts provide a death benefit. If the employee dies while in the active service of the Corporation, the employee’s beneficiary is entitled to receive the split dollar death benefit payable under the terms of the policy. If the employee dies after any lifetime benefit payments have commenced, but before receiving all such payments, the Corporation is required to pay the remaining benefits to the employee’s beneficiary at the same time and in the same amounts they would have been paid to the employee had the employee survived. If the employee dies after termination of employment but before lifetime benefit payments have commenced, the Corporation shall pay the benefit payments to the employee’s beneficiary that the employee was entitled to prior to death except that the benefit payment shall commence on the 1st day of the month following the date of the employee’s death.

The agreements which contain a change in control benefit provision provide that in the event of a change in control of the Corporation employee is vested in the normal retirement benefit which is payable at normal retirement age. However, under the terms and conditions of the change in control agreements, which the Corporation has in place, any accelerated vesting of the benefit and corresponding present value thereof would reduce the lump sum payment payable to the employee under the change in control agreements. For those employees whose form of SERP does not contain a change in control agreement, they would continue to vest benefits under the Plan in the event of a change in control and in the event of a termination following a change in control would not receive any accelerated vested benefit under the terms of the SERP agreement. For more information about our SERP, please see the section of our Compensation Discussion and Analysis entitled “Retirement Plans—SERP” on page 19.

Retirement Plans

Presently, employees become vested in their Defined Benefit Retirement Plan after five years of service. Employees become vested in the KSOP Plan immediately with respect to elective contributions, five years with respect to the ESOP component thereof, and immediately with respect to matching contributions by the

Corporation. In addition, employees are eligible for a reduced retirement benefit under the terms of the Defined Benefit Plan after 10 years of service and attaining age 60. Once vested, employees are entitled to pension benefits upon retirement. Four of the five named executive officers are vested in their Defined Benefit Plan. The benefits payable under both the KSOP Plan and the Defined Benefit Plan are not enhanced based on the circumstances regarding termination, or in the event of a change in control. Because the Corporation would not enhance the benefits payable under any of these plans if the employment of one of its named executive officers terminate, the Corporation does not report any amount in respect of these plans in the table below. For more information about our Defined Benefit Plan, please see the section of our Compensation Discussion and Analysis entitled “Retirement Plans—Defined Benefit Plan” on page 19.

Executive Benefits and Payments Upon Termination	Involuntary Not for Cause Termination	Involuntary or Good Reason Termination within 24 months of Change in Control (1)	Death	Disability
Paul M. Limbert—President and Chief Executive Officer
Base Salary	$870,000	$—	$180,000	$590,806
Severance	—	1,170,575	—	—
Stock Options	—	—	—	—
Post-Employment Health Care	—	17,044	—	—
Total	$870,000	$1,187,619	$180,000	$590,806

Robert H. Young—Executive Vice President & Chief Financial Officer
Base Salary	$569,975	$135,178	$113,995	$135,178
Severance	—	740,265	—	—
Stock Options	—	—	—	—
Post-Employment Health Care	—	20,702	—	—
Total	$569,975	$896,145	$113,995	$135,178

Dennis G. Powell—Executive Vice President & Chief Operating Officer
Base Salary	$725,353	$—	$128,004	$—
Severance	—	667,219	—	—
Stock Options	—	—	—	—
Post-Employment Health Care	—	17,044	—	—
Total	$725,353	$684,263	$128,004	$—

Jerome B. Schmitt—Executive Vice President—Trust and Investments
Base Salary	$472,336	$—	$109,001	$303,702
Severance	—	785,024	—	—
Stock Options	—	—	—	—
Post-Employment Health Care	—	20,702	—	—
Total	$472,336	$805,726	$109,001	$303,702

Kristine N. Molnar—Executive Vice President—Markets
Base Salary	$602,736	$—	$100,456	$176,079
Severance	—	674,726	—	—
Stock Options	—	—	—	—
Post-Employment Health Care	—	17,044	—	—
Total	$602,736	$691,770	$100,456	$176,079

(1)	Amounts included in this column reflect the applicable limits pursuant to Section 280G of the Internal Revenue Code for each named executive officer.

Corporate Governance

The Corporation is committed to maintaining strong corporate governance practices that allocate rights and responsibilities among stockholders, the Corporation’s Board of Directors (the “Board” or the “Board of Directors”) and management in a manner that benefits the long-term interests of the Corporation’s stockholders. Accordingly, the Corporation’s corporate governance practices are designed not just to satisfy regulatory requirements, but to provide for effective oversight and management of the Corporation.

In conjunction with these requirements, the Corporation previously adopted a Code of Business Conduct and Ethics which it reviews and approves annually. It most recently reviewed and approved the policy at its regular meeting on October 25, 2007. The Code applies to all officers, employees and directors of the Corporation and includes a Code of Ethics and a formal statement of policy requiring all employees of the Corporation to adhere to high standards of ethical business conduct and it details a number of those standards. The Code is available on the Corporation’s website at www.wesbanco.com under the “Investor Relations” section.

The Corporation has a Nominating Committee, a Compensation Committee and an Audit Committee, all the members of which are independent, as that term is defined in the Nasdaq listing standards. In addition, all Audit Committee members are also independent under the independence standards of Rule 10A-3 under the Act. The Audit Committee has adopted an Audit Committee Charter which was last revised and approved by the Audit Committee on August 1, 2007. A copy of the Audit Committee Charter is attached as Exhibit A to this Proxy Statement. The Audit Committee reviews and reassesses the adequacy of its charter on an annual basis. The Nominating Committee has adopted a written charter. The Nominating Committee approved the slate of directors nominated for election as described herein under the caption “Election of Directors”. The selections were recommended by the Chief Executive Officer and Executive Committee of the Corporation and approved by the Nominating Committee. The Compensation Committee has also adopted a written charter which was last reviewed and approved on January 29, 2008. The charters for the Corporation’s Nominating Committee, Compensation Committee and Audit Committee are available on the Corporation’s website at www.wesbanco.com under the “Investor Relations” section.

The Corporation has also adopted a written policy for employee complaint procedures for reporting of accounting irregularities which provides a specific confidential reporting mechanism available to all employees of the Corporation.

The independent directors meet in executive sessions without management at least two (2) times per year and held their most recent executive session during a regular board meeting on February 28, 2008. The Board of Directors has expressed an intention of maintaining a regular schedule of such meetings as part of its regular meeting agenda.

Shareholders may communicate with the Board by mailing written communications to the attention of the Corporate Secretary at the principal office of the Corporation at One Bank Plaza Wheeling, WV 26003. All such communications are reviewed by the Secretary of the Corporation and submitted to the Board unless they are determined to be non-substantive.

Board Size

The Board of Directors has adopted a policy that its size should be in the range of 15 to 25 members. In establishing its size, the Board considers a number of factors, including (i) resignations and retirements from the current Board, (ii) the availability of candidates, and (iii) balancing the desire of having a small enough Board to facilitate deliberations with, at the same time, having a large enough Board to have the diversity of backgrounds, professional experience and skills so that the Board and its committees can effectively perform their responsibilities in overseeing the Corporation’s businesses.

Criteria for Membership on the Board

While a significant amount of public attention has been focused on the need for a majority of members of a Board to be “independent”—a requirement that the Board fully supports and, indeed, is committed to exceeding—independence is just one of the important factors that the Board and its Nominating Committee take into consideration in selecting nominees for director. The Nominating Committee and the Board of Directors apply the same criteria to all candidates, regardless of whether the candidate is proposed by a stockholder or some other source.

Overall Composition

As a threshold matter, the Board of Directors believes it is important for the Board as a whole to reflect the appropriate combination of skills, professional experience, market geographic diversity and diversity of backgrounds in light of the Corporation’s current and future business needs.

Personal Qualities

Each director must possess certain personal qualities, including financial literacy and a demonstrated reputation for integrity, judgment, business acumen, and high personal and professional ethics. In addition, each director must be at least 21 years of age at the commencement of service as a director and less than 70 years of age at the time of nomination.

Commitment to the Corporation and its Stockholders

Each director must have the time and ability to make a constructive contribution to the Board, as well as a clear commitment to fulfilling the director’s fiduciary duties and serving the interests of all the Corporation’s stockholders.

Other Commitments

Each director must satisfy the requirements of antitrust and banking laws that limit service as an officer or director of a significant competitor of the Corporation. In addition, in order to ensure that directors have sufficient time to devote to their responsibilities, the Board determined that directors should generally serve on no more than two (2) other public company boards.

Additional Criteria for Incumbent Directors

During their terms, all incumbent directors on the Corporation’s Board are expected to prepare for (by carefully reading any materials distributed in advance of meetings) and attend the meetings of the Board and committees on which they serve and the annual meetings of stockholders; to stay informed about the Corporation and its businesses; to participate in discussions; to comply with applicable Corporation policies; and to provide advice and counsel to the Corporation’s management.

Additional Criteria for New Directors

As a result of its assessment of the Board’s current composition and in light of the Corporation’s current and expected business needs, the Nominating Committee has identified additional criteria for new members of the Board. The following attributes may evolve over time depending on changes in the Board and the Corporation’s business needs and environment, and may be changed before the proxy statement for the 2009 annual stockholders meeting.

•

Professional Experience. New candidates for the Board should have significant experience in areas such as the following: (i) chief executive officer of a corporation (or a comparable position in the government or non-profit sector); (ii) chief financial officer of a corporation (or a comparable position in the government or non-profit sector); (iii) other substantive business experience or expertise; or (iv) a high-level position and expertise in one of the following areas—financial services, investment banking, accounting, legal or public relations.

•	Diversity. The Committee also believes it would be desirable for new candidates for the Board to enhance the gender, ethnic, and/or geographic diversity of the Board.

•

Committee Eligibility. In addition to satisfying the independence requirements that apply to directors generally (see below), the Committee believes that it would be desirable for new candidates for the Board to satisfy the requirements for serving on the Board’s committees, as set forth in the charters for those committees and applicable regulations.

•	Director Experience. The Committee believes it would also be desirable for candidates for the Board to have experience as a director of a public corporation.

Independence

In addition to the foregoing criteria, the Board of Directors and Nominating Committee have established a policy that a majority of the directors must be “independent” under applicable Nasdaq and SEC standards. In addition, the Board has established the goal that a substantial majority of the Board should be independent. The Board has determined that sixteen of the twenty-three current directors (or 69% of the Board), and six of the ten nominees for director are independent in accordance with Nasdaq and SEC standards. If all of the nominees are elected, the resulting Board will consist of sixteen independent directors out of a total of twenty-three or 69%. The Board applies Nasdaq stock market criteria in making its independence determinations. Specifically, under the Nasdaq standards, a director would not be viewed as independent if he or she:

•	is employed by the corporation or a consolidated parent or subsidiary of the corporation or has been so employed at any time during the past three years;

•	has a “family member” who is, or within the past three years was, employed as an executive officer by the corporation or any parent or subsidiary of the corporation;

•

is, or has a family member who is, a partner in, or a controlling shareholder or executive officer of any organization, including any nonprofit organization, to which the corporation made, or from which the corporation received, payments for property or services in the current or any of the past three fiscal years, that exceed 5% of the recipient’s consolidated gross revenues for the year or $200,000, whichever is more, other than payments arising solely from investments in the corporation’s securities or payments under non-discretionary charitable contribution matching programs;

•

has received (or has a family member who has received) payments in excess of $60,000 from the listed corporation or any parent or subsidiary of the listed corporation during the current or any of the past three years other than compensation for board service or payments arising solely from investments in the corporation’s securities, compensation paid to a family member who is a non-executive employee of the corporation or its parent or subsidiary, benefits under a tax-qualified retirement plan and non-discretionary compensation;

•

is, or has a family member who is, employed as an executive officer of another entity where, at any time during the past three years, any of the executive officers of the listed corporation served on the compensation committee of such other entity; and

•

is, or has a family member who is, a current member of the corporation’s outside auditor, or was a partner or employee of the corporation’s outside auditor who worked on the corporation’s audit at any time during any of the past three years.

Director Nomination Process

There are a number of different ways in which an individual may be nominated for election to the Board of Directors.

Nominations Developed by the Nominating Committee

The Nominating Committee may identify and propose an individual for election to the Board. This involves the following steps:

•

Assessment of Needs. As described above, the Nominating Committee conducts periodic assessments of the overall composition of the Board in light of the Corporation’s current and expected business needs and, as a result of such assessments, the Committee may establish specific qualifications that it will seek in Board candidates. The Committee reports on the results of these assessments to the full Board of Directors.

•

Identifying New Candidates. In light of such assessments, the Committee may seek to identify new candidates for the Board (i) who possess the specific qualifications established by the Committee and (ii) who satisfy the other requirements for Board service. In identifying new director candidates, the Committee seeks advice and names of candidates from Committee members, other members of the Board, members of management, and other public and private sources, including shareholders.

•

Reviewing New Candidates. The Committee reviews the potential new director candidates identified through this process. This involves reviewing the candidates’ qualifications as compared to the specific criteria established by the Committee and the more general criteria established by the Corporation’s Bylaws and Nasdaq listing requirements. The Committee may also select certain candidates to be interviewed by one or more Committee members.

•

Reviewing Incumbent Candidates. On an annual basis, the Committee also reviews incumbent candidates for re-nomination to the Board. This review involves an analysis of the criteria set forth above that apply to incumbent directors.

•

Recommending Candidates. The Nominating Committee recommends a slate of candidates for the Board of Directors to submit for election by the Corporation’s stockholders at the annual stockholders meeting. This slate of candidates may include both incumbent and new nominees. In addition, apart from this annual process, the Committee may, in accordance with the Bylaws, recommend that the Board elect new members of the Board to fill vacancies who will serve until the next annual stockholders meeting.

Stockholder Nominations Submitted to the Committee

Stockholders may also submit names of director candidates to the Nominating Committee for its consideration. The process for stockholders to use in submitting suggestions to the Nominating Committee is by written recommendation addressed to the Corporate Secretary, in care of the Corporation at One Bank Plaza, Wheeling, WV 26003. The recommendation must include biographical information about the nominee, share ownership of the nominee, business experience of the nominee and the name, address and number of shares owned by the stockholder submitting the request.

Stockholder Nominations Submitted to Stockholders

Stockholders may choose to submit nominations directly to the Corporation’s stockholders. The Corporation’s Bylaws set forth the process that stockholders may use if they choose this approach, which is described below at “Stockholders Intending to Nominate Candidates for Election to Board of Directors Must Give Notice to Corporation.”

Board Responsibilities

The Board’s primary responsibility is to seek to maximize long-term stockholder value. The Board selects senior management of the Corporation, monitors management’s and the Corporation’s performance, and provides advice and counsel to management. Among other things, at least annually, the Board reviews the Corporation’s strategy and approves a business plan and budget for the Corporation. The Board also reviews and approves transactions in accordance with guidelines that the Board may adopt from time to time. In fulfilling the Board’s responsibilities, directors have full access to the Corporation’s management, internal and external auditors, and outside advisors.

Board Meetings

The Board of Directors held regular meetings every other month in 2007. At its regular meeting on October 25, 2007 the Board conducted an annual corporate governance review. The Board of Directors also communicates informally with management on a regular basis.

Committees of the Board

In addition to the Executive Committee, the Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating Committee.

Each of the three standing committees is composed entirely of Independent Directors. The Chair of each committee is an independent director. Each committee also holds regular executive sessions at which only committee members are present. Each committee is also authorized to retain its own outside counsel and other advisors as it desires.

As noted above, charters for each standing committee are available on the Corporation’s website, but a brief summary of the committees’ responsibilities follows:

Audit Committee

The Audit Committee assists the Board of Directors in fulfilling its responsibilities in connection with the Corporation’s (i) independent auditors, (ii) internal auditors, (iii) financial statements, (iv) earnings releases and guidance, (v) financial and capital structure and strategy, as well as (vi) the Corporation’s compliance program, internal controls and risk management.

Nominating Committee

The Nominating Committee is responsible for assisting the Board in relation to (i) director nominations, (ii) committee structure and appointments, (iii) Board performance evaluations, (iv) regulatory matters relating to corporate governance, and (v) stockholder proposals and communications.

Compensation Committee

The Compensation Committee is responsible for (i) approving compensation and employment agreements for, and reviewing benefits provided to, the Corporation’s senior executives, (ii) overseeing the Corporation’s disclosure regarding executive compensation, (iii) reviewing the Corporation’s overall compensation structure and benefit plans, (iv) reviewing officer appointments, (v) overseeing the Corporation’s human development programs designed to attract, retain, develop, and motivate the Corporation’s employees, (vi) succession planning, (vii) organization chart, and (viii) director compensation.

Board Self-Evaluation

The Board of Directors conducts a self-evaluation of its performance annually, which includes a review of the Board’s composition, responsibilities, structure, processes and effectiveness.

Director Orientation and Education

Each individual, upon joining the Board of Directors, is provided with an orientation regarding the role and responsibilities of the Board and the Corporation’s operations. As part of this orientation, new directors have opportunities to meet with members of the Corporation’s management. The Corporation is also committed to the ongoing education of its directors. From time to time, the Corporation’s executives, the heads of its business groups and outside experts make presentations to the Board regarding their respective areas.

Non-Employee Director Compensation and Stock Ownership

The Board of Directors is responsible for establishing compensation for the Corporation’s non-employee directors. The Compensation Committee reviews the compensation for non-employee directors, including reviewing compensation provided to non-employee directors at other companies, and makes a recommendation to the Board for its approval.

In order to align the interests of directors and stockholders, it is also the Board’s policy that non-employee directors are encouraged to own an amount of the Corporation’s stock that is significant in light of each director’s individual means.

The Corporation also expects all directors to comply with all federal, state and local laws regarding trading in securities of the Corporation and disclosing material, non-public information regarding the Corporation, and the Corporation has procedures in place to assist directors in complying with these laws.

Meetings of Board of Directors and Committees and Compensation of Members

The Board of Directors of the Corporation meets every other month, and the Executive Committee of the Corporation meets monthly. Fees paid for attendance at Board meetings and meetings of the Executive Committee are $1,000 and $1,250, respectively. For the year 2007, the Directors received an annual fee of $8,000 payable quarterly at the rate of $2,000 per quarter. The Chairman of the Audit Committee received an annual fee of $25,000. During 2007, the Board of Directors of the Corporation held six meetings. Directors of the Corporation were also paid a fee of $750 for attendance at meetings of other committees of the Corporation. No annual or meeting fees are paid to Directors who are also active officers of the Corporation or any of its affiliates. Fees in the total amount of $320,124 were paid to Directors for attendance at meetings of the Board of Directors of the Corporation and at meetings of all Committees of the Corporation during the year 2007. In addition, fees in the aggregate amount of $91,125 were credited to the accounts of those Directors who elected to participate in the Wesbanco Deferred Compensation Plan, pursuant to which payment of fees for attendance at meetings of the Board of Directors and committees established by the Board may be deferred and deemed invested in common stock or in a money market account. As discussed on page 31, the Wesbanco, Inc. and All Affiliate Banks Directors Deferred Compensation Plan was merged into the Wesbanco, Inc. Deferred Compensation Plan in 2005 to form a deferred compensation plan for directors and specifically identified officers that complies with the American Jobs Creation Act of 2004 and its implementing regulations. Upon the plan merger, directors’ credits under the prior plan became their respective opening credits under the new plan.

At its meeting on May 16, 2007, the Compensation Committee increased the annual retainer fee for the Chairman of the Board from the previously approved annual fee of $10,000 to $25,000 payable in quarterly installments of $6,250 each. At its meeting on January 29, 2008, the Compensation Committee approved a 2007 bonus of $25,000 to Chairman Gardill.

Each director attended at least 75% of the total meetings of the Board of Directors and its committees held in 2007, with the exception of James E. Altmeyer who attended 71% of the total of such meetings and Jay T. McCamic who attended 67% of such meetings. Thirteen of nineteen total directors at the time attended the 2007 shareholders meeting. Attendance at the annual shareholders meeting is considered in evaluating incumbent directors.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
James E. Altmeyer	16,250	—	—	—	—	—	16,250
Ray A. Byrd	17,500	—	—	—	—	—	17,500
R. Peterson Chalfant	34,500	—	—	—	—	—	34,500
Christopher V. Criss	52,750	—	—	—	—	—	52,750
Robert M. D’Alessandri	10,333	—	—	—	—	—	10,333
James E. Entress	14,750	—	—	—	—	—	14,750
Abigail M. Feinknopf	13,750	—	—	—	—	—	13,750
John W. Fisher, II	12,583	—	—	—	—	—	12,583
Ernest S. Fragale	20,000	—	—	—	—	—	20,000
James C. Gardill	29,750	—	—	—	—	—	29,750
Edward M. George	29,500	—	—	—	—	—	29,500
John D. Kidd	—	—	—	—	—	—	—
Vaughn L. Kiger	27,750	—	—	—	—	—	27,750
Robert E. Kirkbride	31,250	—	—	—	—	—	31,250
D. Bruce Knox	—	—	—	—	—	—	—
Paul M. Limbert	—	—	—	—	—	—	—
Jay T. McCamic	12,000	—	—	—	—	—	12,000
F. Eric Nelson, Jr.	13,083	—	—	—	—	—	13,083
Henry L. Schulhoff	30,500	—	—	—	—	—	30,500
Joan C. Stamp	14,500	—	—	—	—	—	14,500
Neil S. Strawser	1,000	—	—	—	—	—	1,000
Reed J. Tanner	21,500	—	—	—	—	—	21,500
Donald P. Wood	1,000	—	—	—	—	—	1,000

(1)	Amounts include cash and deferred fees contributed to the Wesbanco Deferred Compensation Plan.

Nominating Committee

The Corporation has a standing Nominating Committee. Members of the Corporation’s Nominating Committee are Vaughn L. Kiger, R. Peterson Chalfant and Christopher V. Criss, all of whom are independent directors, as the term is defined in Nasdaq listing standards. The Committee meets at least annually and when vacancies on the Corporation’s Board of Directors are to be filled and met once since the last annual meeting.

Compensation Committee Interlocks and Insider Participation

The Corporation has a standing Compensation Committee. The members of the Corporation’s Compensation Committee include John W. Fisher, II, Robert E. Kirkbride, Christopher V. Criss, R. Peterson Chalfant, Vaughn L. Kiger and Henry L. Schulhoff, all of whom are independent directors as the term is defined in Nasdaq listing standards and under applicable law. The Compensation Committee met three times during the fiscal year ended December 31, 2007 and once since January 1, 2008.

Audit Committee

The Corporation has an Audit Committee. All members are considered independent under Nasdaq listing standards and Rule 10A-3 under the Act and the currently serving members are: Christopher V. Criss, Chairman, Reed J. Tanner, James E. Altmeyer, Ernest S. Fragale, F. Eric Nelson, Jr. and Donald P. Wood. Certain members of the Audit Committee are partners, controlling stockholders or executive officers of an organization that has a lending relationship with the banking affiliate of the Corporation, or individually, they maintain such relationships. The Corporation’s Board of Directors has determined that such lending relationships do not interfere with the director’s exercise of independent judgment. The Board of Directors of the Corporation has determined that Reed J. Tanner, a licensed CPA, is an “audit committee financial expert” as defined in Item 401 of Regulation S-K and that he is independent as that term is used in Item 7 of Schedule 14A. The Corporation has adopted a formal charter and the Audit Committee has reviewed and assessed the adequacy of the written charter during the past year. The Audit Committee Charter is included in this Proxy Statement as Exhibit A. The Audit Committee met eight times in 2007.

Report of Audit Committee

The Audit Committee oversees the Corporation’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the registered public accounting firm, Ernst & Young LLP, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Corporation’s accounting principles and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States and by codification of statements on auditing standards, pursuant to Public Company Accounting Oversight Board Rule 3600T, including Statement on Auditing Standards No. 61. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the independent auditors the independent auditors’ independence from management and the Corporation and considered the compatibility of nonaudit services with the auditors’ independence. The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as adopted by the Public Company Oversight Board in Rule 3200T.

The Audit Committee discussed with the Corporation’s internal and independent auditors the overall scope and plans for and results of their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Corporation’s internal controls, credit quality and the overall quality of the Corporation’s financial reporting.

In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the SEC. This report is not deemed “soliciting material” or deemed to be filed with the SEC or subject to Regulation 14A, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent requested by the Corporation or specifically incorporated by documents otherwise filed.

Submitted by:

AUDIT COMMITTEE:

Christopher V. Criss, Chairman	Ernest S. Fragale	F. Eric Nelson, Jr.
Reed J. Tanner	James E. Altmeyer	Donald P. Wood

Stockholders Intending to Nominate Candidates for

Election to Board of Directors Must Give Notice to Corporation

Under Section 2 of Article III of the Bylaws of the Corporation, any stockholder who intends to nominate or cause to have nominated, a candidate for election to the Board of Directors (other than any candidate proposed by the Board of Directors) shall so notify the Secretary of the Corporation in writing not less than thirty days prior to the date of any meeting of the stockholders at which Directors are to be elected, or five days after the giving of notice of such meeting, whichever is later. Only candidates nominated in accordance with this section, other than candidates nominated by the Board of Directors, shall be eligible for election to the Board of Directors.

Proposals of Stockholders for Presentation at

Next Year’s Annual Meeting, to be Held April 15, 2009

Proposals which stockholders intend to present at next year’s annual meeting, to be held on Wednesday, April 15, 2009, will be eligible for inclusion in the Corporation’s proxy material for that meeting if they are submitted to the Corporation in writing not later than November 14, 2008. A proponent may submit only one proposal. At the time of the submission of a proposal, a stockholder also may submit a written statement in support thereof for inclusion in the proxy statement for the meeting, if requested by the proponent; provided, however, that a proposal and its supporting statement in the aggregate shall not exceed 500 words.

Additionally, if properly requested, a stockholder may submit a proposal for consideration at next year’s annual meeting, but not for inclusion in the Corporation’s proxy material for that meeting. To make such a proposal, the Corporation must receive from the stockholder a notice in writing of such request by January 30, 2009.

Independent Auditors

Ernst & Young LLP served as the registered public accounting firm for the Corporation and all affiliates for the year 2007. The services rendered by Ernst & Young LLP during the year 2007 consisted primarily of audit, tax and other audit related services as approved by the Audit Committee or under terms of the company’s audit services pre-approval policy. The Audit Committee has not yet formulated a recommendation to the Board of Directors relative to the appointment of Ernst & Young LLP as independent auditors to audit the consolidated financial statements of the Corporation for the year ending December 31, 2008. It is expected that a representative of Ernst & Young LLP will be present at the stockholders meeting. Such representative will have the opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions from the stockholders who are present. A representative of Ernst & Young, LLP attended last year’s annual meeting.

The Audit Committee’s pre-approval policies and procedures are detailed in the Audit Committee Charter. Generally, these procedures require the Audit Committee to pre-approve all auditing services to be performed by its independent auditor subject to a diminimis exception. The pre-approval may be delegated to the Chairman subject to review and ratification by the Committee at its next scheduled meeting. All of the 2007 audit fees of $864,114, were pre-approved by the Audit Committee before commencement of the service. No such fees were approved by management under terms of the diminimis exception in the Audit Committee’s pre-approval policy provided for under Sarbanes-Oxley regulations, subject to later ratification by the Committee. Additionally, 100% of the 2007 audit-related fees totaling $23,850 were pre-approved by the Audit Committee. Finally, 100% of the tax fees totaling $58,600 were pre-approved by the Audit Committee and 100% of all other fees totaling $1,500 were pre-approved by the Audit Committee.

Audit Fees. The aggregate fees of Ernst & Young LLP billed for each of the last two fiscal years for professional services rendered for the audit of the Corporation’s annual financial statements included in Form 10-K filed with the Securities and Exchange Commission, and its internal controls over financial statement preparations, and the quarterly reviews of the Corporation’s financial statements included in Forms 10-Q for 2007 and 2006, respectively, were $864,114 and $633,950. Also included for both years were professional services rendered in connection with the Corporation’s acquisitions and accounting consultation on matters addressed during the audit or interim reviews, and for consents on certain SEC registration statements.

Audit-Related Fees. Ernst & Young LLP provides other audit-related services to the Corporation from time to time. The aggregate fees for these services billed for each of the last two fiscal years were $23,850 and $19,200 for 2007 and 2006, respectively. For 2007 and 2006, such services included an audit of Wesbanco Securities, Inc.

Tax Fees. Ernst & Young LLP also provides certain tax related services, and the aggregate fees billed for each of the last two fiscal years for such services were $58,600 and $12,790 for 2007 and 2006, respectively. These services primarily included preparation of the Corporation’s tax filings and certain tax planning advisory services for 2007, and review of such filings in 2006.

All Other Fees. “All Other Fees” for the years ended December 31, 2007 and 2006, were $1,500 and $1,500, respectively, and represent subscription fees for an accounting and auditing research tool.

Shareholder Proposal

We received the following shareholder proposal. The proponent of the proposal has represented to us that the proponent has continuously held at least $2,000 in market value of common stock for at least one year and will continue to hold these securities through the date of the annual meeting.

We have included the proposal and the shareholder’s supporting statement exactly as we received it. Following the proposal, we explain why our Board recommends a vote AGAINST the proposal. The proposal and supporting statement were submitted by Jewelcor Management, Inc., 100 North Wilkes-Barre Boulevard, Wilkes-Barre, PA 18702, which has advised us they are the record owner of 200 shares of common stock and are the beneficial owner of an additional 69,344 shares of our common stock.

Shareholder Proposal

Resolved, it is recommended that the Board of Directors of Wesbanco, Inc. (“Wesbanco” or the “Company”) take the necessary steps to achieve a sale or merger of the Company on terms that will maximize shareholder value.

Supporting Statement

Performance

From November 7, 2006 to November 6, 2007, Wesbanco’s stock price lost $10.37, or 32% of its value.

Moreover, Wesbanco’s stock price in 2007 has under-performed its peers. The Company’s own investor presentation3 acknowledges that, through October 22, 2007, its stock price had lost 29.65% while its peers had lost 19.37% (median) or 21.15% (average).

Potential Acquisition Value of $40.14 to $43.57 Per Share

Jewelcor Investments, LLC and Jewelcor Management, Inc. (the “Jewelcor Companies”) reviewed acquisitions of similar sized banks in nearby states (Alabama, Georgia, Indiana, Michigan, North Carolina and Ohio). The Jewelcor Companies identified six acquisitions of banks in the last four years with transaction values of $540 million to $1.67 billion that, in the opinion of the Jewelcor Companies, provide a reasonable basis for

[3]	Wesbanco Form 8-K filed with the SEC on November 5, 2007 (page 26 of Investor Presentation).

estimating a potential acquisition price for Wesbanco. Based on the analysis below, the Jewelcor Companies believe that Wesbanco could potentially achieve an acquisition price in a range of $40.14 to $43.57 per share or an average of $41.85 per share if the Board of Directors takes the necessary steps to achieve a sale or merger.

Book Value Approach
Wesbanco Stock Price (11/06/07)	$21.57
Wesbanco Price/Tangible Book Value	166.1%
Recent Acquisitions Price/Tangible Book (a)	309.2%
Potential Acquisition Premium
(Recent Acquisition Ratio/Wesbanco Ratio)	86.1%
Wesbanco’s Potential Acquisition Price	$40.14

Earnings Approach
Wesbanco’s Price/EPS (Last 12 Months)	10.2	X
Recent Acquisitions Price/EPS (a)	20.7	X
Potential Acquisition Premium (Recent Acquisition Multiple/Wesbanco’s Multiple)	102%
Wesbanco’s Potential Acquisition Price	$43.57

(a)	Recent acquisitions include: Alabama National BanCorp., First Charter Corp., First Indiana Corp., Republic Bancorp Inc., Main Street Banks, Inc. and Unizan Financial Corp.

The Jewelcor Companies derived the averages Price/Tangible Book Ratio and the average Price/EPS ratio of the acquisitions and compared them to Wesbanco’s corresponding ratios to estimate a potential acquisition price.

This analysis is not the only way to predict the Company’s potential acquisition price. Moreover, it does not reflect the expenses and cost savings associated with a potential transaction, since expenses and cost savings depend, in part, on the overlap in markets and subsidiaries present in a particular transaction.

For these reasons, the Jewelcor Companies urge shareholders to vote “For” this proposal.

Our Comments Regarding the Proposal

The Board of Directors recommends a vote against this proposal. From 2002 through February 5, 2008, total shareholder return has been in excess of both the Corporation’s peers and the Nasdaq Bank Index. Moreover, the Corporation has outperformed its peers in total shareholder return in three of the last four years. Although the Corporation’s stock price has decreased with the recent decline in bank stocks, the Corporation believes, given its historical track record of sound performance coupled with its total shareholder returns, a sale is not the right course of action.

Consider the accomplishments of the Corporation compared to similar sized banks in or in the close vicinity to the Corporation’s markets of operation (includes select banks with between $1 Billion and $15 Billion in total assets headquartered in West Virginia, Indiana, Ohio and Western Pennsylvania).

•	For the year 2007, the Corporation increased earnings per share by 16.8% as compared to 2006.

•

The Corporation has outpaced its peer median in three of the last five years in diluted earnings per share growth. Since 2000, the Corporation’s compounded annual growth in diluted earnings per share is 5.8% compared to the peer median of 0.6%, exceeding its peers by approximately ten times.

•

Since 2002, the Corporation has had a better efficiency ratio than its peer median in four of the last six years. For the year ended December 31, 2007, the Corporation had an efficiency ratio of 61.7% compared to the peer median of 63.4%.

•	From 2002 through February 5, 2008, the Corporation has outperformed both the Nasdaq Bank Index and its peers with a 52% total shareholder return, compared to 24% and 25%, respectively.

The total return to our shareholders, including a significant dividend, is competitive in the industry and continues to represent a tangible and measurable opportunity for our shareholders. The Corporation has increased dividends each year over the past 23 years.

A decision as to whether or when to sell a company, such as the Corporation, involves a complex balancing of a variety of factors. It involves estimating short-term returns that might be achieved if the Corporation was sold in its current financial and business posture, and it involves comparing them to the long-term returns which might be achieved as an independent company through execution of the Corporation’s business plan or through a future sale under different market or strategic conditions.

In the exercise of its fiduciary duties to the Corporation, the Board does consider the sale of the Corporation among the range of potential alternatives for maximizing long-term shareholder value. Good faith offers to merge with another corporation would be given careful consideration by the Board. However, at the present point in time, and for the reasons explained below, the Board strongly believes an immediate, forced sale of the Corporation would be inconsistent with the Board’s guiding principle of maximizing shareholder value.

The Corporation has completed three significant acquisitions since the beginning of the 2004 calendar year which repositioned a substantial percentage of the assets and deposits of the Corporation in attractive markets in Ohio, and accelerated the Corporation’s strategy of diversifying its markets. With the completion of its latest acquisition of Oak Hill Financial, the Company now has more than half its deposits located in Ohio markets. It is believed that these efforts will provide long-term benefits through the prospects of improved future growth in earnings and enhanced franchise value. The Board believes that this strategy is sound and that the Corporation expects to see this strategy benefit the long-term growth of the Corporation’s earnings and its stock price.

A sale is not something that the Board can appropriately press forward based only on an investor’s statistical analysis showing the sale price multiples that other companies have achieved in a wide variety of markets. This is particularly the case when, as here, the Corporation has a sound and comprehensive strategy for achieving significant shareholder value.

Proxy Solicitor

The Corporation has retained Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies for a fee of $7,500, plus expenses. Proxies may also be solicited by employees of the Corporation. Proxies may be solicited by mail and by telephone call.

Other Matters to be Considered at the Meeting

Management has no knowledge of any matters, other than those referred to above, which will be presented for consideration and action at the meeting. As set forth in the Notice of the meeting, however, the stockholders will have the right to consider and act upon such other matters as properly may come before the meeting, and the enclosed form of proxy confers, upon the holders thereof, discretionary authority to vote with respect to such matters. Accordingly, if any such matters are presented, the holders of the proxies will vote the shares of stock represented thereby in accordance with their best judgment.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on April 16, 2008: Our proxy statement and our annual report to our stockholders and Form 10-K for fiscal 2007 are available on our website at www.wesbanco.com.

By Order of the Board of Directors.

JAMES C. GARDILL

Chairman of the Board

Wheeling, West Virginia

March 14, 2008

EXHIBIT A

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Purpose

The Audit Committee of WesBanco, Inc. (the “Company”) is appointed by the Board of Directors (the “Board”) to oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. In that regard, the Audit Committee assists the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors, (4) the performance of the Company’s risk management function, and (5) the compliance by the Company with legal and regulatory requirements.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement.

Committee Membership

The Audit Committee shall consist of no fewer than three members. Each member of the Audit Committee shall meet the independence and experience requirements of The NASDAQ Stock Market, Inc. Marketplace Rules and the Securities Exchange Act of 1934 (the “Exchange Act”). All members of the Audit Committee shall be able to read and understand fundamental financial statements. No member of the Audit Committee shall have participated in the preparation of the financial statements of the Company in the past three years. At least one member of the Audit Committee shall be an “audit committee financial expert” as defined by the Commission.

In addition, if an audit committee member ceases to be independent for reasons outside the member’s reasonable control, his or her membership on the audit committee may continue until the earlier of the Company’s next annual shareholders’ meeting or one year from the occurrence of the event that caused the failure to qualify as independent. If the Company is not already relying on this provision, and falls out of compliance with the requirements regarding audit committee composition due to a single vacancy on the audit committee, then the Company will have until the earlier of the next annual shareholders’ meeting or one year from the occurrence of the event that caused the failure to comply with this requirement. The Company shall provide notice to NASDAQ immediately upon learning of the event or circumstance that caused the non-compliance, if it expects to rely on this provision for a cure period.

The members of the Audit Committee shall be appointed and may be replaced by the Board.

Meetings

The Audit Committee shall meet as often as it determines necessary but not less frequently than quarterly. The Audit Committee shall meet periodically in separate executive sessions with management, the internal auditors, the risk management officer and the independent auditor, and have such other direct and independent interaction with such persons from time to time as the members of the Audit Committee deem appropriate. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Committee Authority and Responsibilities

The Audit Committee shall have the sole authority to appoint, determine funding for, and oversee the outside auditors. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall pre-approve all auditing services, internal control-related services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimis exception for non-audit services that are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to engage outside independent counsel, accounting or other advisors on an as needed basis, with funding provided by the Company. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services for the Company and to any advisors employed by the Audit Committee, as well as funding for the payment of ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

The Audit Committee, to the extent is deems necessary or appropriate, shall:

A.	Financial Statement and Disclosure Matters

•

Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

•

Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

•

Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

•

Review and discuss with management and the independent auditor any major issues as to the adequacy of the Company’s internal controls, any special steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting.

•

Review and discuss with management (including the senior internal audit executive) and the independent auditor the Company’s internal controls report and the independent auditor’s attestation of the report prior to the filing of the Company’s Form 10-K.

•	Review and discuss quarterly reports from the independent auditors on:

•	all critical accounting policies and practices to be used;

•

all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

•	other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

•

Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

•	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

•

Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the enterprise-wide risk assessment and risk management policies.

•

Discuss with the independent auditor the matters required to be discussed by Statement of Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

•

Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

•	Ensure that a public announcement of the Company’s receipt of an audit opinion that contains a going concern qualification is made promptly.

B.	Oversight of the Company’s Relationship with the Independent Auditor

•	Review and evaluate the lead partner of the independent auditor team.

•

Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and (c) any steps taken to deal with any such issues. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

•

Obtain from the independent auditor a formal written statement delineating all relationships between the independent auditor and the Company. It is the responsibility of the Audit Committee to actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and for purposes of taking, or recommending that the full board take appropriate action to oversee the independence of the outside auditor.

•

Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

•	Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor.

•	Discuss with the independent auditor material issues on which the national office of the independent auditor was consulted by the Company’s audit team.

•	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

C.	Oversight of the Company’s Internal Audit Function

•

Review and approve the appointment, and replacement of the chief audit executive. Prepare evaluation and compensation recommendations for the chief audit executive. The Risk Management Officer will facilitate this process as necessary and as determined by the Audit Committee Chairman. Recommendations will be forwarded to the Compensation Committee.

•	Review and approve with the chief audit executive the charter, plans, budget (financial and hourly), activities, staffing, and organizational structure of the internal audit function.

•

Review the effectiveness of the internal audit function, including compliance with the Institute of Internal Auditors’ International Standards for the Professional Practice of Internal Auditing. A quality assessment program will be utilized to facilitate the Committee’s review.

•	On a regular basis, meet in executive session with the chief audit executive to discuss any matters that the committee or internal auditing believes should be discussed.

D.	Oversight of the Company’s Risk Management Function

•

Review with the Risk Management Officer the oversight of internal audit and the Risk Management Officer’s role from an administrative standpoint, ensuring that independence of both functions is maintained.

•	Review with the Risk Management Officer the plans, activities, staffing and organizational structure of the risk management function.

•	On a regular basis, meet in executive session with the Risk Management Officer to discuss any matters that the committee or risk management believes should be discussed.

E.	Compliance Oversight Responsibilities

•	Obtain from the independent auditor assurance that Section 10A (b) of the Exchange Act has not been implicated.

•

Obtain reports from management, the Company’s senior internal auditing executive and the independent auditor that the Company and its subsidiary affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Business Conduct and Ethics. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Business Conduct and Ethics.

•	Approve all related party transactions.

•

Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•

Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

•	Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

F.	Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

March 14, 2008

Dear Shareholder:

You will find enclosed the 2007 Annual Report, Notice of Meeting, Proxy Statement and Proxy Card for the Annual Meeting of Shareholders of WesBanco, Inc., which will be held on Wednesday, April 16, 2008, in the Glessner Auditorium at Wilson Lodge, Oglebay Resort and Conference Center, Wheeling, West Virginia, beginning at 12:00 noon.

Please review the enclosed material and complete, sign, date and return the Proxy Card regardless of whether you plan to attend the Annual Meeting, so that the matters coming before the meeting can be acted upon. Alternatively, if you hold shares of WesBanco common stock directly in your name, you may vote over the Internet or by telephone by following the instructions set forth on the Proxy Card. Also enclosed is an attendance card. Please fill out and return this card only if you plan to attend the meeting in person.

We look forward to meeting our shareholders and welcome the opportunity to discuss the business of your company with you.

Very truly yours,

Paul M. Limbert

President and Chief Executive Officer

PML/lmw

Enclosures

WesBanco, Inc. 1 Bank Plaza Wheeling, WV 26003-3562 (304) 234-9000 Fax: (304) 234-9450

Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 16, 2008.

Vote by Internet • Log on to the Internet and go to
www.investorvote.com

• Follow the steps outlined on the secured website.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Vote by telephone

•        Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

•        Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card	123456	C0123456789	123454

▼IF YOU HAVE NOT VOTED VIA INTERNET OR TELEPPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE▼ BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals

1. Election of Directors — The Board of Directors recommends a vote FOR all the nominees listed.										+
	(a)	For a term of three (3) years expiring at the annual stockholders meeting in 2011:

			For	Withhold		For	Withhold		For	Withhold

		01 - R. Peterson Chalfant	☐	☐	02 - Abigail M. Feinknopf	☐	☐	03 - Paul M. Limbert	☐	☐

		04 - Joan C. Stamp	☐	☐	05 - Jay T. McCamic	☐	☐	06 - F. Eric Nelson, Jr.	☐	☐

		07 - John D. Kidd	☐	☐

	(b)	For a term of two (2) years expiring at the annual stockholders meeting in 2010:

			For	Withhold

		08 - Neil S. Strawser	☐	☐

	(c)	For a term of one (1) year expiring at the annual stockholders meeting in 2009:

			For	Withhold		For	Withhold

		09 - D. Bruce Knox	☐	☐	10 - Donald P. Wood	☐	☐

					For	Against	Abstain

2.	Shareholder Proposal — The Board of Directors recommends a vote AGAINST the shareholder proposal.				☐	☐	☐

3.	In accordance with the judgment of the said attorneys and proxies upon such other matters as may be presented for consideration and action.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A – C ON BOTH SIDES OF THIS CARD.

▼IF YOU HAVE NOT VOTED VIA INTERNET OR TELEPPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE▼ BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — WESBANCO, INC.

WHEELING, WEST VIRGINIA 26003

ANNUAL MEETING OF STOCKHOLDERS

APRIL 16, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION. AUTHORITY TO VOTE FOR THE ELECTION OF ANY OF THE NOMINEES LISTED ABOVE MAY BE WITHHELD BY LINING THROUGH OR OTHERWISE STRIKING OUT THE NAME OF SUCH NOMINEE.

The undersigned hereby constitutes and appoints Roland L. Hobbs, R. Peterson Chalfant and John A. Welty, or any one of them, attorneys and proxies, with full power of substitution, to represent the undersigned at the Annual Meeting of the Stockholders of Wesbanco, Inc., to be held at Glessner Auditorium, Wilson Lodge, Oglebay Resort and Conference Center, Wheeling, West Virginia, 26003 on Wednesday, April 16, 2008, at 12:00 Noon E.D.T. and at any adjournment or adjournments thereof, with full powers then possessed by the undersigned, and to vote, at that meeting, or any adjournment or adjournments thereof, all shares of stock which the undersigned would be entitled to vote if personally present, as specified on the reverse.

B	Non-Voting Items

Change of Address —Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A – C ON BOTH SIDES OF THIS CARD.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A Proposals

1. Election of Directors — The Board of Directors recommends a vote FOR all the nominees listed.										+
	(a)	For a term of three (3) years expiring at the annual stockholders meeting in 2011:

			For	Withhold		For	Withhold		For	Withhold

		01 - R. Peterson Chalfant	☐	☐	02 - Abigail M. Feinknopf	☐	☐	03 - Paul M. Limbert	☐	☐

		04 - Joan C. Stamp	☐	☐	05 - Jay T. McCamic	☐	☐	06 - F. Eric Nelson, Jr.	☐	☐

		07 - John D. Kidd	☐	☐

	(b)	For a term of two (2) years expiring at the annual stockholders meeting in 2010:

			For	Withhold

		08 - Neil S. Strawser	☐	☐

	(c)	For a term of one (1) year expiring at the annual stockholders meeting in 2009:

			For	Withhold		For	Withhold

		09 - D. Bruce Knox	☐	☐	10 - Donald P. Wood	☐	☐

					For	Against	Abstain

2.	Shareholder Proposal — The Board of Directors recommends a vote AGAINST the shareholder proposal.				☐	☐	☐

3.	In accordance with the judgment of the said attorneys and proxies upon such other matters as may be presented for consideration and action.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A – B ON BOTH SIDES OF THIS CARD.

¡		1 U P X 0 1 6 5 4 2 2								+
<STOCK#>		00UAZF

▼PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy — WESBANCO, INC.

WHEELING, WEST VIRGINIA 26003

ANNUAL MEETING OF STOCKHOLDERS

APRIL 16, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION. AUTHORITY TO VOTE FOR THE ELECTION OF ANY OF THE NOMINEES LISTED ABOVE MAY BE WITHHELD BY LINING THROUGH OR OTHERWISE STRIKING OUT THE NAME OF SUCH NOMINEE.

The undersigned hereby constitutes and appoints Roland L. Hobbs, R. Peterson Chalfant and John A. Welty, or any one of them, attorneys and proxies, with full power of substitution, to represent the undersigned at the Annual Meeting of the Stockholders of Wesbanco, Inc., to be held at Glessner Auditorium, Wilson Lodge, Oglebay Resort and Conference Center, Wheeling, West Virginia, 26003 on Wednesday, April 16, 2008, at 12:00 Noon E.D.T. and at any adjournment or adjournments thereof, with full powers then possessed by the undersigned, and to vote, at that meeting, or any adjournment or adjournments thereof, all shares of stock which the undersigned would be entitled to vote if personally present, as specified on the reverse.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A – B ON BOTH SIDES OF THIS CARD.